   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1994

                                                               REGISTRATION NO.
      POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-65674, POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-49062, POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-46146, POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT NO. 33-40990, POST-EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION STATEMENT NO. 33-3663
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                         AND POST-EFFECTIVE AMENDMENTS
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         LEHMAN BROTHERS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                     13-3216325
               (STATE OR OTHER JURISDICTION OF                                       (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NO.)

                            ------------------------
                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                THOMAS P. RUSSO
                              CHIEF LEGAL OFFICER
                         LEHMAN BROTHERS HOLDINGS INC.
                            3 WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285
                                 (212) 526-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                    COPY TO:

                   RAYMOND W. WAGNER, ESQ.                                         JENNIFER MARRE, ESQ.
                  SIMPSON THACHER & BARTLETT                                       LEHMAN BROTHERS INC.
                     425 LEXINGTON AVENUE                                        3 WORLD FINANCIAL CENTER
                   NEW YORK, NEW YORK 10017                                      NEW YORK, NEW YORK 10285

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED             PROPOSED
                                                      AMOUNT               MAXIMUM              MAXIMUM
TITLE OF EACH CLASS OF                                 TO BE           OFFERING PRICE          AGGREGATE            AMOUNT OF
SECURITIES TO BE REGISTERED                      REGISTERED(1)(2)         PER UNIT         OFFERING PRICE(3)    REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Debt Securities...............................   U.S. $3,500,000,000        100%          U.S. $3,500,000,000    U.S. $1,206,905
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Includes the amount, if any, that may be acquired and sold by an affiliate of the Registrant in connection with certain market making activities of such affiliate.
(2) Or, if any Debt Securities are issued (i) with an initial offering price denominated in a foreign currency or a foreign currency unit, such amount as shall result in aggregate gross proceeds equivalent to U.S. $3,500,000,000 to the Registrant at the time of initial offering, or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of U.S. $3,500,000,000 to the Registrant.
(3) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------

                         STATEMENT PURSUANT TO RULE 429

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE FIRST PROSPECTUS HEREIN IS A COMBINED PROSPECTUS AND ALSO RELATES TO REGISTRATION STATEMENT NO. 33-65674 PREVIOUSLY FILED BY THE REGISTRANT AND DECLARED EFFECTIVE ON OCTOBER 4, 1993. PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE SECOND
PROSPECTUS CONTAINED HEREIN IS A COMBINED PROSPECTUS AND ALSO RELATES TO REGISTRATION STATEMENT NO. 33-65674 PREVIOUSLY FILED BY THE REGISTRANT AND DECLARED EFFECTIVE ON OCTOBER 4, 1993, REGISTRATION STATEMENT NO. 33-49062 PREVIOUSLY FILED BY THE REGISTRANT AND DECLARED EFFECTIVE ON JULY 10, 1992, REGISTRATION STATEMENT NO. 33-46146 PREVIOUSLY FILED BY THE REGISTRANT AND DECLARED EFFECTIVE ON MARCH 25, 1992, REGISTRATION STATEMENT NO. 33-40990 PREVIOUSLY FILED BY THE REGISTRANT AND DECLARED EFFECTIVE ON SEPTEMBER 13, 1991 AND REGISTRATION STATEMENT NO. 33-3663 PREVIOUSLY FILED BY THE E.F. HUTTON GROUP INC. ON FORM S-3 AND DECLARED EFFECTIVE ON APRIL 30, 1986. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-65674, POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-49062, POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION STATEMENT NO. 33-46146, POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT NO. 33-40990 AND POST-EFFECTIVE AMENDMENT NO. 7 TO REGISTRATION STATEMENT NO. 33-3663.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD
     BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 Subject to Completion, dated November 23, 1994

                         LEHMAN BROTHERS HOLDINGS INC.

                                DEBT SECURITIES
                            ------------------------

     Lehman Brothers Holdings Inc. ("Holdings"), may offer from time to time unsecured debt securities (the "Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness in one or more series for proceeds of up to U.S.$4,173,400,000, or the equivalent thereof if any of the Debt Securities are denominated in a foreign currency or foreign currency unit. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The Debt Securities may be sold for United States dollars, foreign currencies or foreign currency units, and the principal of and interest, if any, on the Debt Securities may be payable in United States dollars, foreign currencies or foreign currency units. The specific designation, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, offering price, any redemption terms, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of Debt Securities in respect of which this Prospectus is being delivered are set forth in an applicable Prospectus Supplement.

     The Debt Securities may be issued in registered form or bearer form with coupons attached. In addition, all or a portion of the Debt Securities of a series may be issued in global form. Debt Securities in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Limitations on Issuance of Bearer Securities."

     For a discussion of certain United States federal income tax consequences to holders of Debt Securities, see "United States Taxation."

                            ------------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                           ------------------------

     The Debt Securities will be sold either through underwriters, dealers or agents, or directly by Holdings. The applicable Prospectus Supplement sets forth the names of any underwriters or agents (which may include Lehman Brothers Inc., a subsidiary of Holdings ('Lehman Brothers")) involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

     This Prospectus together with the applicable Prospectus Supplement may also be used by Lehman Brothers or Lehman Government Securities Inc. ("LGSI") in connection with offers and sales of Debt Securities related to market making transactions, by and through Lehman Brothers or LGSI, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers and/or LGSI may act as principal or agent in such transactions.

                            ------------------------

               , 1994

                             AVAILABLE INFORMATION

     Holdings is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Holdings' Common Stock is listed on the New York Stock Exchange, Inc. (the "Exchange") and the Pacific Stock Exchange Inc. (the "PSE"). Holdings' 8 3/4% Notes Due 2002 are listed on the Exchange. Holdings' $55 Million Serial Zero Coupon Senior Notes Due May 16, 1998, FT-SE Eurotrack 200 Index Call Warrants expiring June 4, 1996, Japanese Yen Bear Warrants Expiring September 15, 1995, 7 1/4% Oracle Yield Enhanced Equity Linked Debt SecuritiesSM due 1996, 6 1/2% Amgen Yield Enhanced Equity Linked Debt Securities Due 1997, Japanese Yen Bear Warrants Expiring March 5, 1996, Stock Upside Note SecuritiesSM Due 2000, 9 1/4% Micron Yield Enhanced Equity Linked Debt Securities Due 1997 and AMEX Hong Kong 30 Index Call Warrants are listed on the American Stock Exchange, Inc. (the "ASE"), and reports and other information concerning Holdings may also be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005, at the offices of the ASE, 86 Trinity Place, New York, New York 10006 and at the offices of the PSE, 301 Pine Street, San Francisco, California 94104.

     Holdings has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by Holdings with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

          (1) Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

          (2) Holdings' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, June 30, 1994 and August 31, 1994.

          (3) Holdings' Current Reports on Form 8-K dated February 24, 1994, April 14, 1994, April 26, 1994, June 7, 1994, June 15, 1994, July
              29, 1994, September 2, 1994, September 22, 1994 and November 15, 1994.

     Each document filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Holdings will provide without charge to each person, including any beneficial owner of any Debt Security, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Mary J. Capko, the Controller's Office, Lehman Brothers Holdings Inc., 3 World Financial Center, 27th Floor, New York, New York 10285 (telephone (212) 526-0660).

                                  THE COMPANY

     Lehman Brothers Holdings Inc. (together with its consolidated subsidiaries, hereinafter referred to as the "Company" unless the context otherwise requires) is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

     The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; institutional asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market marker in all major equity and fixed income products in both the domestic and international markets. The Company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"), and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

     Holdings was incorporated in Delaware on December 29, 1983. Holdings' principal executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000).

                                USE OF PROCEEDS

     Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, Holdings intends to apply the net proceeds from the sale of the Debt Securities for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years in the period ended December 31, 1993, and the eight months ended August 31, 1994:

                                                 EIGHT MONTHS ENDED
             YEAR ENDED DECEMBER 31,                 AUGUST 31,
    -----------------------------------------    ------------------
    1989     1990     1991     1992     1993            1994
    ----     ----     ----     ----     ----            ----
    1.01       *      1.03       *      1.00            1.03

- ---------------
* Earnings were inadequate to cover fixed charges and would have had to increase approximately $766 million and $247 million in order to cover the deficiencies for the periods ended December 31, 1990 and December 31, 1992, respectively.

     In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either Senior Debt (as defined below) or Subordinated Debt (as defined below) of Holdings. The Debt Securities constituting Senior Debt will be issued under an indenture, dated as of September 1, 1987, between Holdings and Citibank, N.A., Trustee, as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991 and as of October 4, 1993 (the "Senior Indenture"), and the Debt Securities constituting Subordinated Debt will be issued under an indenture between Holdings and Chemical Bank, Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are hereinafter collectively referred to as the "Indentures" and, individually, as an "Indenture". Each Indenture will incorporate by reference certain Standard Multiple-Series Indenture Provisions, filed with the SEC on July 30, 1987 and as amended and refiled with the SEC on November 16, 1987. This Prospectus contains descriptions of all material provisions of the Indentures. The summary of such provisions of the Indentures does not purport to be complete; copies of such Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. All articles and sections of the applicable Indenture, and all capitalized terms set forth below, have the meanings specified in the applicable Indenture.

GENERAL

     Neither Indenture limits the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. Since Holdings, as a holding company, does not have any significant assets other than the equity securities of its subsidiaries, its cash flow and consequent ability to service its debt, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Holdings, or upon loans or other payments of funds by those subsidiaries to Holdings. Holdings' subsidiaries, including Lehman Brothers, are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. Dividends, loans and other payments by Lehman Brothers are restricted by net capital and other rules of various regulatory bodies. See "Capital Requirements." The payment of dividends by Holdings' subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to net capital requirements and contractual restrictions.

     Since the Debt Securities will be obligations of a holding company, the ability of holders of the Debt Securities to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of such subsidiary.

     Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of such Debt Securities and whether such Debt Securities will be Senior Debt or Subordinated Debt; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities; (5) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under

"Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of a Debt Security or must pay such additional amounts in respect of any Debt Security; (12) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Debt Securities are payable; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Debt Securities; and (16) other terms of the Debt Securities. (Section 301).

     If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series are described under "United States Taxation" and may be further described in an applicable Prospectus Supplement.

SENIOR DEBT

     The Debt Securities constituting part of the senior debt of Holdings (the "Senior Debt") will rank equally with all other unsecured debt of Holdings except Subordinated Debt.

SUBORDINATED DEBT

     The Debt Securities constituting part of the subordinated debt of Holdings (the "Subordinated Debt") will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present or future Senior Debt. "Senior Debt" is defined to mean (a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness under capitalized leases,
(c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; except that the following does not constitute Senior Debt: (i) indebtedness evidenced by the Subordinated Debt,
(ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt, (iii) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or (iv) indebtedness which is subordinated to any obligation of Holdings of the type specified in clauses
(a) through (d) above. The effect of clause (iv) is that Holdings may not issue, assume or guaranty any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt. (Subordinated Indenture Section
1401).

     Upon the failure to pay the principal or premium, if any, on Senior Debt when due or upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof, interest thereon, if any, and other amounts due in connection therewith shall first be paid in full, before any payment is made on account of the principal, premium, if any, or interest, if any, on the Subordinated Debt or to acquire any of the Subordinated Debt or on account of the redemption, sinking fund or analogous provisions in the Subordinated

Indenture. (Subordinated Indenture Section 1402). Upon any distribution of assets of Holdings pursuant to any dissolution, winding up, liquidation or reorganization of Holdings, payment of the principal, premium, if any, and interest, if any, on the Subordinated Debt will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. (Subordinated Indenture Section 1403). By reason of such subordination, in the event of insolvency, creditors of Holdings who are holders of Senior Debt may recover more ratably than the holders of Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise provided with respect to a series of Debt Securities, the Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Debt Securities, Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

     In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold) no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

     Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

     Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Holdings for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in each Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Holdings has appointed each Trustee as Security Registrar under the applicable Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by Holdings with respect to any series of Debt Securities, Holdings may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Holdings will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Holdings may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

     In the event of any redemption in part, Holdings shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as Holdings may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by Holdings or the delivery by Holdings of the Bearer Security in definitive form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to Holdings. No payment with respect to any Bearer Security will be made at any office or agency of Holdings in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Holdings' Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as Holdings may designate from time to time, except that at the option of Holdings payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 305, 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

     Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of each Trustee under the applicable Indenture in The City of New York will be designated as Holdings' sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as Holdings' Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Holdings for the Debt Securities will be named in an applicable Prospectus Supplement. Holdings may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a Paying Agent in each Place of Payment for such series, and if Debt Securities of a series may be issuable as Bearer Securities, Holdings will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, Holdings will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section
1002).

     All moneys paid by Holdings to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Holdings and the Holder of such Debt Security or any coupon will thereafter look only to Holdings for payment thereof. (Section 1003).

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

     The specific terms of the depository arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security in registered form, the Depository for such Global Security will credit the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by Holdings, if such Debt Securities are offered and sold directly by Holdings. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depository for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

     The Company expects that the Depository for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     A Global Security in registered form may not be transferred except as a whole by the Depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If a Depository for a permanent Global Security in registered form is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depository for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Debt Securities of such series are issuable in either form. (Section 305). See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

  Bearer Debt Securities

     If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and Centrale de Livraison de Valeurs Mobilieres, S.A. ("CEDEL") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for definitive Debt Securities (including interests in a permanent Global Security in bearer form), representing Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a temporary Global Security in bearer form or a permanent Global Security in bearer form may, on or after the applicable exchange date and upon 30 days' notice to the applicable Trustee given through Euro-clear or CEDEL, exchange its interest for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, definitive Registered Securities of any authorized denomination. No Bearer Security delivered in exchange for a portion of a temporary Global Security or a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

     Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euro-clear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Denomination, Registration and Transfer."

LIMITATION ON LIENS

     So long as any Debt Securities remain outstanding, unless an applicable Prospectus Supplement relating thereto provides otherwise, Holdings will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Debt Securities and, if Holdings so elects, any other indebtedness of Holdings ranking at least pari passu with the Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

     The term "Designated Subsidiary" means any present or future consolidated subsidiary of Holdings, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of Holdings. As of October 31, 1994, Holdings' Designated Subsidiaries were Lehman Brothers, Lehman Commercial Paper Inc., LGSI, Lehman Brothers Holdings PLC, Lehman Brothers UK Holdings Limited, Lehman Brothers International (Europe), Lehman Brothers Japan Inc., LB I Group Inc. and Lehman Brothers Financial Products Inc.

EVENTS OF DEFAULT

     Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, the following are Events of Default under the Indenture with respect to Debt Securities of such series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay interest, if any, on any Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of Holdings in the Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of Holdings. (Section 501). An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest, if any) if it considers such withholding to be in the interests of such Holders. (Section 602).

     If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver."

     Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512).

     Holdings will be required to furnish to each Trustee annually a statement as to the performance by Holdings of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

     Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, each Indenture provides that Holdings shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) Holdings has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

     If the terms of the Debt Securities of any series so provide, Holdings may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"), Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Debt Securities of such series, if (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) certain other conditions are met. The obligations of Holdings under the Indenture with respect to the Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section
1009).

MEETINGS, MODIFICATION AND WAIVER

     Modifications and amendments of either Indenture may be made by Holdings and the applicable Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Debt Security, (c) change any obligation of Holdings to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in either Indenture for quorum or voting, or (l) change any obligation of Holdings to maintain an office or agency in the places and for the purposes required in the applicable Indenture. (Section 902).

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Holdings with certain restrictive provisions of the applicable Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of that series or in the payment of any sinking fund instalment or analogous obligation or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513).

     Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by Holdings or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Holdings may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, Holdings, provided that (i) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or which acquires or leases the assets of Holdings substantially as an entirety is organized under the laws of any United States jurisdiction and assumes Holdings' obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

     Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

     Title to any temporary global Debt Security, any permanent global Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. Holdings, each Trustee and any agent of Holdings or the applicable Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

     Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by Holdings at the expense of the Holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by Holdings at the expense of the Holder upon delivery to the applicable Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Holdings and the applicable Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the applicable Trustee and Holdings may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306).

CONCERNING THE TRUSTEES

     Business and other relationships (including other trusteeships) between, on the one hand, Holdings and its affiliates and, on the other hand, the Trustee under the Indenture pursuant to which any of the Debt Securities to which an applicable Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Debt Securities -- Denominations, Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701 (a)(18) of the Code), (ii) a foreign central bank (as defined in
Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165 (j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165 (j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

     Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

     Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation--Backup Withholding."

     As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not an United States person.

                             UNITED STATES TAXATION

     In the opinion of Simpson Thacher & Bartlett, special United States tax counsel to Holdings, under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by Holdings or any Paying Agent of principal or interest (which for purposes of this discussion includes original issue discount) on a Debt Security owned by a Non-United States Holder, provided, in the case of interest, (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to Holdings through stock ownership and (iii) in the case of a Registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Debt Security; and

          (c) a Debt Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Holdings entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Debt Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To qualify for the exemption from withholding tax in (a)(iii) above, the beneficial owner of a Registered Security, or a financial institution holding the Debt Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of Holdings with a statement to the effect that the beneficial owner is not a United States person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an Internal Revenue Service ("IRS") Form W-8, or any successor form) or
(2) a financial institution holding the Debt Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     Payments to Non-United States Holders not meeting the requirements of paragraph (a) above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Debt Security provides a paying agent of Holdings with a properly executed (1) IRS Form 1001 (or any successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or any successor form) stating that interest paid on the Debt Security is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.

BACKUP WITHHOLDING

     Under certain circumstances, Holdings or its paying agent will have to report to the United States IRS payments of principal, interest, original issue discount, if any, and any premium. In addition, Holdings or its paying agent may have to withhold 31% of such payments made after December 31, 1992, and deposit such amounts with the IRS ("backup withholding").

     Generally, no information reporting or backup withholding will be required with respect to payments made to Non-United States Holders (1) if those payments are made outside of the United States on Bearer Securities or (2) on Registered Securities with respect to which a statement described in (a)(iii) above has been received.

     If the conditions in the preceding paragraph have been met, backup withholding and information reporting will not apply if the principal of, or interest on, a Debt Security is paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Debt Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Debt Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a United States trade or business, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Principal of, and interest on, a Debt Security paid to the beneficial owner of a Debt Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Debt Security, will be subject to both backup withholding and information reporting unless the beneficial owner certifies to its non-United States status under penalties of perjury or otherwise establishes an exemption.

     The temporary regulations expressly provide that the Treasury is still considering the issue of whether backup withholding will apply with respect to certain payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Although the temporary regulations indicate that any new provisions that impose backup withholding on such payments will apply only to payments after the date such regulations are issued, such provisions may apply to such future payments made on or with respect to obligations existing at the time such regulations were issued. Accordingly, such future regulations could result in the imposition of backup withholding in respect of future payments of principal of and premium, if any, interest on, or the proceeds of sale of, the Debt Securities notwithstanding that the requirements outlined above are otherwise satisfied.

TAX CONSEQUENCES OF SATISFACTION AND DISCHARGE

     The Company may discharge its obligations under the Debt Securities as more fully described under "Description of Debt Securities -- Satisfaction and Discharge" above. In that event, the IRS may take the view that such a discharge constitutes the retirement of the Debt Securities and the issuance of new obligations with the result that Holders of the Debt Securities would recognize any gain or loss realized on such a retirement, although any such gain would not be taxable to Non-United States Holders under the circumstances outlined above. Furthermore, following discharge, the Debt Securities might be subject to withholding, backup withholding and/or information reporting.

CERTAIN TAX CONSEQUENCES FOR UNITED STATES HOLDERS

     A Debt Security may be issued for an amount which is less than its stated redemption price at maturity. The difference will be "original issue discount" and will accrue as interest over the life of the Debt Security under a formula based on the compounding of interest. The amount of original issue discount so accrued in respect of a Debt Security will be added to the Holder's tax cost therefor. Notice will be given in the appropriate Prospectus Supplement when a particular Debt Security will have original issue discount.

     If a Holder's tax cost for a Debt Security exceeds the redemption price at maturity thereof, the Holder will be considered to have purchased the Debt Security at a "premium." The Holder (except in the case of a dealer in securities or one who holds debt obligations primarily for sale to customers in the ordinary course of his trade or business) may elect to amortize the premium generally over the remaining term of the Debt Security. The amount amortized in any year will be treated as a reduction of the Holder's interest income from the Debt Security. A Holder's tax cost for the Debt Security will be reduced by the amount amortized each year.

     If a subsequent Holder purchases a Debt Security at a premium, i.e., at a price in excess of the issue price plus the original issue discount accrued prior to acquisition, the amount includible in income in each taxable year as original issue discount will be reduced by that portion of the premium properly allocable to the year.

     A Holder will recognize taxable gain (or loss) when all or part of a Debt Security is disposed of for an amount greater (or less) than his original tax cost therefor plus any accrued original issue discount or minus any amortized premium. In general, any such taxable gain or loss will be capital gain or loss, except in the case of a dealer or financial institution. Such gain (or loss) might arise in the event of a Satisfaction and Discharge. See "Tax Consequences of Satisfaction and Discharge" above.

     Under sections 165(j) and 1287(a) of the Code, a beneficial owner subject to United States taxation on income derived from the Debt Securities or coupons will not, with certain exceptions, be entitled to deduct any loss on Bearer Securities or coupons and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities or coupons.

     THE OPINIONS AND DISCUSSION SET FORTH ABOVE ARE INTENDED ONLY AS A SUMMARY AND DO NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION TO PURCHASE DEBT SECURITIES. SUCH OPINIONS AND DISCUSSION DO NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR NON-U.S. JURISDICTION. FURTHERMORE, THE OPINIONS OF COUNSEL AND DISCUSSION SET FORTH ABOVE ARE BASED ON THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS AS OF THE DATE HEREOF, AND SUCH AUTHORITIES MAY BE REPEALED, REVOKED OR MODIFIED SO AS TO MAKE THE FOREGOING ANALYSIS INAPPLICABLE. IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSIDERATIONS OF THIS OFFERING.

                              CAPITAL REQUIREMENTS

     As registered broker-dealers, Lehman Brothers and certain of Holdings' other subsidiaries (the "Regulated Subsidiaries") are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The Exchange monitors the application of the Net Capital Rule by Lehman Brothers. The Exchange or the NASD, as the case may be, monitors the application of the Net Capital Rule by the Regulated Subsidiaries. Lehman Brothers and such Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

     The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of

$500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

     Compliance with the Net Capital Rule could limit those operations of Lehman Brothers and the Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances, and also could restrict Holdings' ability to withdraw capital from Lehman Brothers and the Regulated Subsidiaries which in turn could limit Holdings' ability to pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock.

     The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                              PLAN OF DISTRIBUTION

     Holdings may sell Debt Securities in any one or more of the following ways:
(i) through, or through underwriting syndicates managed by, Lehman Brothers alone or with one or more other underwriters; (ii) through one or more dealers or agents (which may include Lehman Brothers or LGSI); or (iii) directly to one or more purchasers. The specific managing underwriter or underwriters or agent or agents with respect to the offer and sale of Debt Securities are set forth on the cover of a Prospectus Supplement relating to such Debt Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters or agents so named in a Prospectus Supplement are underwriters or agents, respectively, in connection with such Debt Securities. The applicable Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting or agency compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which such Debt Securities will be listed.

     Debt Securities acquired by any underwriter will be acquired for its own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Securities if any of such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Debt Securities to be purchased by Lehman Brothers, as underwriter, are not resold by it or are not resold at the public offering price set forth in an applicable Prospectus Supplement, the funds derived from such offering by the Company on a consolidated basis may be reduced.

     If so indicated in an applicable Prospectus Supplement, Holdings will authorize the underwriters named therein to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in an applicable Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational charitable institutions and such other institutions as may be approved by Holdings. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) Holdings shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters named therein will not have any responsibility in respect of the validity of such arrangements or the performance of Holdings or such institutional investors thereunder.

     Each distributor of Bearer Securities will agree that it will not offer or sell during the restricted period, directly or indirectly, Bearer Securities in the United States or to United States persons (other than as discussed under "Limitations on Issuance of Bearer Securities") and in connection with the sale of Bearer Securities during the restricted period, will not deliver definitive Bearer Securities within the United States. See "Limitations on Issuance of Bearer Securities."

     Each underwriter or agent will represent and agree that (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Debt Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Debt Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Debt Securities if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988.

     The underwriters and agents named in an applicable Prospectus Supplement may be entitled under agreements entered into with Holdings to indemnification by Holdings against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters and agents may be required to make in respect thereof. The underwriters and agents may engage in transactions with, or perform services for, Holdings in the ordinary course of business.

     Holdings has been advised by Lehman Brothers and LGSI that Lehman Brothers and LGSI may from time to time purchase and sell Debt Securities in the secondary market, but that neither of them is obligated to do so. No assurance can be given that there will be a secondary market for the Debt Securities.

     The underwriting and agency arrangements for this offering will comply with the requirements of Schedule E of the By-laws of the NASD regarding an NASD member firm's participation in distributing its affiliate's securities.

                                 ERISA MATTERS

     Each of Holdings, Lehman Brothers and LGSI may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 LEGAL OPINIONS

     Unless otherwise indicated in an applicable Prospectus Supplement relating to Offered Debt Securities, the validity of the Debt Securities offered hereby will be passed upon for Holdings by Karen M. Muller, Esq., Deputy General Counsel of Holdings and for the underwriters or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Holdings, Lehman Brothers and certain of their subsidiaries.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and schedules of the Company for the years ended December 31, 1993, December 31, 1992 and December 31, 1991, appearing in the Company's Current Report on Form 8-K dated April 14, 1994, which supersedes in its entirety the consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

===============================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDINGS OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLDINGS SINCE THE DATE OF THIS PROSPECTUS.

                            ------------------------

           TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Documents Incorporated by Reference...    2
The Company...........................    3
Use of Proceeds.......................    3
Ratio of Earnings to Fixed Charges....    3
Description of Debt Securities........    4
Limitations on Issuance of Bearer
  Securities..........................   14
United States Taxation................   15
Capital Requirements..................   17
Plan of Distribution..................   18
ERISA Matters.........................   19
Legal Opinions........................   19
Independent Accountants...............   20

===============================================================================







===============================================================================

                                LEHMAN BROTHERS
                                 HOLDINGS INC.



                                Debt Securities









                                ----------------
                                PROSPECTUS
                                          , 1994
                                ----------------








===============================================================================

PROSPECTUS

                         LEHMAN BROTHERS HOLDINGS INC.
                                DEBT SECURITIES
                            ------------------------

        Lehman Brothers Holdings Inc. ("Holdings") may offer from time to time debt securities (the "Debt Securities") consisting of debentures, notes and/or other evidences of indebtedness in one or more series pursuant to an indenture between Holdings and Citibank, N.A., and an indenture between Holdings and Chemical Bank.

     The Debt Securities may be issued in registered form or bearer form with coupons attached. In addition, all or a portion of the Debt Securities of a series may be issued in global form. Debt Securities in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Limitations on Issuance of Bearer Securities."

     The following Debt Securities are currently issued and outstanding:

        $ 280,000,000 aggregate principal amount of Serial Zero Coupon Senior
           Notes Due 1995-1998.
        $ 70,000,000 aggregate principal amount of Serial Zero Coupon Senior Notes Due 1995-1998.
        $ 150,000,000 aggregate principal amount of 9 3/4% Notes Due 1996.
        $ 120,000,000 aggregate principal amount of 8 7/8% Notes Due 1998.
        $ 200,000,000 aggregate principal amount of 8 3/8% Notes Due 1999.
        $ 200,000,000 aggregate principal amount of 8 7/8% Notes Due 2002.
        $ 200,000,000 aggregate principal amount of 8 3/8% Notes Due 1997.
        $ 100,000,000 aggregate principal amount of 9 1/4% Notes Due 2004.
        $ 200,000,000 aggregate principal amount of 8 3/4% Notes Due 2002.
        $ 200,000,000 aggregate principal amount of 7 5/8% Notes Due 1997.
        $ 200,000,000 aggregate principal amount of 7 5/8% Notes Due 1999.
        $ 150,000,000 aggregate principal amount of 6 3/8% Notes Due 1998.
        $ 175,000,000 aggregate principal amount of 5 1/2% Notes Due 1996.
        $ 200,000,000 aggregate principal amount of 5 3/4% Notes Due 1998.
        $ 19,860,000 aggregate principal amount of Medium-Term Notes, Series B, Due From Nine Months to 30 Years From Date of Issue.
        $ 171,700,000 aggregate principal amount of Medium-Term Notes, Series C,
           Due From Nine Months to 30 Years From Date of Issue.
        $1,099,142,000 aggregate principal amount of Medium-Term Notes, Series
           D, Due from Nine Months to 30 Years From Date of Issue.

     For a discussion of certain United States federal income tax consequences to holders of Debt Securities, see "United States Taxation" and the description of the Debt Securities set forth herein.

     In addition, Holdings has guaranteed the payment of principal and interest on the following outstanding notes issued by The E.F. Hutton Group Inc. (the "Guaranteed Notes"):

        $102,145,000 aggregate principal amount of 8 7/8% Notes Due May 1, 1996.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
        HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     This Prospectus has been prepared in connection with the Debt Securities and is used by Lehman Brothers Inc. ("Lehman Brothers") and Lehman Government Securities Inc. ("LGSI") in connection with offers and sales related to market making transactions in the Debt Securities. Lehman Brothers and/or LGSI may act as principal or agent in such transactions. The Debt Securities will be offered in the over-the-counter market at negotiated prices related to prevailing market prices at the time of sale or otherwise.
                            ------------------------

            , 1994

                             AVAILABLE INFORMATION

     Holdings is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, at prescribed rates. Holdings' Common Stock is listed on the New York Stock Exchange, Inc. (the "Exchange") and the Pacific Stock Exchange Inc. (the "PSE"). Holdings' 8 3/4% Notes Due 2002 are listed on the Exchange. Holdings' $55 Million Serial Zero Coupon Senior Notes Due May 16, 1998, FT-SE Eurotrack 200 Index Call Warrants expiring June 4, 1996, Japanese Yen Bear Warrants Expiring September 15, 1995, 7 1/4% Oracle Yield Enhanced Equity Linked Debt SecuritiesSM due 1996, 6 1/2% Amgen Yield Enhanced Equity Linked Debt Securities Due 1997, Japanese Yen Bear Warrants Expiring March 5, 1996, Stock Upside Note SecuritiesSM Due 2000, 9 1/4% Micron Yield Enhanced Equity Linked Debt Securities Due 1997 and AMEX Hong Kong 30 Index Call Warrants are listed on the American Stock Exchange, Inc. (the "ASE"), and reports and other information concerning Holdings may also be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005, at the offices of the ASE, 86 Trinity Place, New York, New York 10006 and at the offices of the PSE, 301 Pine Street, San Francisco, California 94104.

     Holdings has filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by Holdings with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

          (1) Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

          (2) Holdings' Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994, June 30, 1994 and August 31, 1994.

          (3) Holdings' Current Reports on Form 8-K dated February 24, 1994, April 14, 1994, April 26, 1994, June 7, 1994, June 15, 1994, July
              29, 1994, September 2, 1994, September 22, 1994 and November 15, 1994.

     Each document filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Holdings will provide without charge to each person, including any beneficial owner of any Debt Security, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Mary J. Capko, the Controller's Office, Lehman Brothers Holdings Inc., 3 World Financial Center, 27th Floor, New York, New York 10285 (telephone (212) 526-0660).

                                  THE COMPANY

     Lehman Brothers Holdings Inc. (together with its consolidated subsidiaries, hereinafter referred to as the "Company" unless the context otherwise requires) is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.

     The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; institutional asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market marker in all major equity and fixed income products in both the domestic and international markets. The Company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"), and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

     Holdings was incorporated in Delaware on December 29, 1983. Holdings' principal executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000).

                                USE OF PROCEEDS

     Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, Holdings intends to apply the net proceeds from the sale of the Debt Securities for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for each of the five years in the period ended December 31, 1993, and the eight months ended August 31, 1994:

                                                 EIGHT MONTHS ENDED
             YEAR ENDED DECEMBER 31,                 AUGUST 31,
    -----------------------------------------    ------------------
    1989     1990     1991     1992     1993            1994
    ----     ----     ----     ----     ----            ----
    1.01       *      1.03       *      1.00            1.03

- ---------------
* Earnings were inadequate to cover fixed charges and would have had to increase approximately $766 million and $247 million in order to cover the deficiencies for the periods ended December 31, 1990 and December 31, 1992, respectively.

     In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities constitute either Senior Debt (as defined below) or Subordinated Debt (as defined below) of Holdings. The Debt Securities constituting Senior Debt are issued under an indenture, dated as of September 1, 1987, between Holdings and Citibank, N.A., Trustee, as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, and as of October 4, 1993 (the "Senior Indenture"), and the Debt Securities constituting Subordinated Debt are to be issued under an indenture between Holdings and Chemical Bank, Trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are hereinafter collectively referred to as the "Indentures" and, individually, as an "Indenture". Each Indenture will incorporate by reference certain Standard Multiple-Series Indenture Provisions, filed with the SEC on July 30, 1987 and as amended and refiled with the SEC on November 16, 1987. This Prospectus contains descriptions of all material provisions of the Indentures. The summary of such provisions of the Indentures does not purport to be complete; copies of such Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. All articles and sections of the applicable Indenture, and all capitalized terms set forth below, have the meanings specified in the applicable Indenture.

GENERAL

     Neither Indenture limits the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. Since Holdings, as a holding company, does not have any significant assets other than the equity securities of its subsidiaries, its cash flow and consequent ability to service its debt, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Holdings, or upon loans or other payments of funds by those subsidiaries to Holdings. Holdings' subsidiaries, including Lehman Brothers, are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. Dividends, loans and other payments by Lehman Brothers are restricted by net capital and other rules of various regulatory bodies. See "Capital Requirements." The payment of dividends by Holdings' subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to net capital requirements and contractual restrictions.

     Since the Debt Securities are obligations of a holding company, the ability of holders of the Debt Securities to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of such subsidiary.

     Reference is made to the applicable description below for the following terms and other information with respect to an issue of Debt Securities: (1) the title of such Debt Securities and whether such Debt Securities are Senior Debt or Subordinated Debt; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether the Debt Securities are issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities were issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities; (5) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Debt Securities bear interest, if any, and the date or dates from which such interest accrues; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the Debt Securities is payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Denominations, Registration and

Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provisions; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event the Company must comply with reporting requirements in respect of a Debt Security or must pay such additional amounts in respect of any Debt Security;
(12) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Debt Securities are payable; (13) the denominations in which any Debt Securities which are Registered Securities are issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities are issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Debt Securities; and (16) other terms of the Debt Securities. (Section 301).

     If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the terms and provisions of an issue of Debt Securities described below.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series are described under "United States Taxation" and may be further described below in the applicable description of the terms and provisions of an issue of Debt Securities.

SENIOR DEBT

     The Debt Securities constituting part of the senior debt of Holdings (the "Senior Debt") rank equally with all other unsecured debt of Holdings except Subordinated Debt.

SUBORDINATED DEBT

     The Debt Securities constituting part of the subordinated debt of Holdings (the "Subordinated Debt") are subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present or future Senior Debt. "Senior Debt" is defined to mean (a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness under capitalized leases, (c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; except that the following does not constitute Senior Debt: (i) indebtedness evidenced by the Subordinated Debt, (ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt, (iii) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables, or (iv) indebtedness which is subordinated to any obligation of Holdings of the type specified in clauses (a) through (d) above. The effect of clause (iv) is that Holdings may not issue, assume or guaranty any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt. (Subordinated Indenture Section 1401).

     Upon the failure to pay the principal or premium, if any, on Senior Debt when due or upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof, interest thereon, if any, and other amounts due in connection therewith shall first be paid in full, before any payment is made on account of the principal, premium, if any, or interest, if any, on the Subordinated Debt or to acquire any of the Subordinated Debt or on account of the redemption, sinking fund or analogous provisions in the Subordinated

Indenture. (Subordinated Indenture Section 1402). Upon any distribution of assets of Holdings pursuant to any dissolution, winding up, liquidation or reorganization of Holdings, payment of the principal, premium, if any, and interest, if any, on the Subordinated Debt will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. (Subordinated Indenture Section 1403). By reason of such subordination, in the event of insolvency, creditors of Holdings who are holders of Senior Debt may recover more ratably than the holders of Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise provided with respect to a series of Debt Securities, the Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities". One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Debt Securities, Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

     In connection with the sale during the "restricted period" as defined in section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally the first 40 days after the closing date and, with respect to unsold allotments, until sold) no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or for resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

     Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, any Bearer Security surrendered in exchange for a Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305). Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, Bearer Securities will not be issued in exchange for Registered Securities.

     Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Holdings for such purpose with respect to any series of Debt Securities and referred to below in the applicable description of the terms and provisions of an issue of Debt Securities, without service charge and upon payment of any taxes and other governmental charges as described in each Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Holdings has appointed each Trustee as Security Registrar under the applicable Indenture. (Section 305). If the terms and provisions of an issue of Debt Securities described below refer to any transfer agents (in addition to the Security Registrar) initially designated by Holdings with respect to any series of Debt Securities, Holdings may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Holdings will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Holdings may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

     In the event of any redemption in part, Holdings shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

     Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as Holdings may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by Holdings or the delivery by Holdings of the Bearer Security in definitive form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to Holdings. No payment with respect to any Bearer Security will be made at any office or agency of Holdings in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Holdings' Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

     Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as Holdings may designate from time to time, except that at the option of Holdings payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security

Register. (Sections 305, 307, 1002). Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, payment of any instalment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

     Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, the principal office of each Trustee under the applicable Indenture in The City of New York will be designated as Holdings' sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as Holdings' Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Holdings for the Debt Securities will be named below in the applicable description of the terms and provisions of an issue of Debt Securities. Holdings may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a Paying Agent in each Place of Payment for such series, and if Debt Securities of a series may be issuable as Bearer Securities, Holdings will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, Holdings will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002).

     All moneys paid by Holdings to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Holdings and the Holder of such Debt Security or any coupon will thereafter look only to Holdings for payment thereof. (Section 1003).

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

     The specific terms of the depository arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security in registered form, the Depository for such Global Security will credit the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by Holdings, if such Debt Securities are offered and sold directly by Holdings. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a Global Security.

     So long as the Depository for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

     The Company expects that the Depository for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     A Global Security in registered form may not be transferred except as a whole by the Depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If a Depository for a permanent Global Security in registered form is at any time unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depository for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Debt Securities of such series are issuable in either form. (Section 305). See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

  Bearer Debt Securities

     If so specified in the terms and provisions of an issue of Debt Securities described below, pending the availability of a permanent Global Security, all or any portion of the Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and Centrale de Livraison de Valeurs Mobilieres, S.A. ("CEDEL") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for definitive Debt Securities (including interests in a permanent Global Security in bearer form), representing Debt Securities having the same interest rate and Stated Maturity, but in each such case only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer", unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a temporary Global Security in bearer form or a permanent Global Security in bearer form may, on or after the applicable exchange date and upon 30 days' notice to the applicable Trustee given through Euro-clear or CEDEL, exchange its interest for definitive Bearer Securities or, if specified in the terms and provisions of the issue of Debt Securities, definitive Registered Securities of any authorized denomination. No Bearer Security delivered in exchange for a portion of a temporary Global Security or a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

     Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euro-clear and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification in the form and to the effect described under "Denomination, Registration and Transfer."

LIMITATION ON LIENS

     So long as any Debt Securities remain outstanding, unless the terms and provisions of an issue of Debt Securities described below provide otherwise, Holdings will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Debt Securities and, if Holdings so elects, any other indebtedness of Holdings ranking at least pari passu with the Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

     The term "Designated Subsidiary" means any present or future consolidated subsidiary of Holdings, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of Holdings. As of October 31, 1994, Holdings' Designated Subsidiaries were Lehman Brothers, Lehman Commercial Paper Inc., LGSI, Lehman Brothers Holdings PLC, Lehman Brothers UK Holdings Limited, Lehman Brothers International (Europe), Lehman Brothers Japan Inc., LB I Group Inc. and Lehman Brothers Financial Products Inc.

EVENTS OF DEFAULT

     Except as may otherwise be set forth in the terms and provisions of a series of Debt Securities described below, the following are Events of Default under the Indenture with respect to Debt Securities of such series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay interest, if any, on any Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of Holdings in the Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of Holdings. (Section 501). An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest, if any) if it considers such withholding to be in the interests of such Holders. (Section 602).

     If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver."

     Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512).

     Holdings is required to furnish to each Trustee annually a statement as to the performance by Holdings of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

     Except as may otherwise be set forth in the terms and provisions of a series of Debt Securities described below, each Indenture provides that Holdings shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) Holdings has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

     If the terms of the Debt Securities of any series so provide, Holdings may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"), Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Debt Securities of such series, if (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) certain other conditions are met. The obligations of Holdings under the Indenture with respect to the Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section
1009).

MEETINGS, MODIFICATION AND WAIVER

     Modifications and amendments of either Indenture may be made by Holdings and the applicable Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Debt Security, (c) change any obligation of Holdings to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in either Indenture for quorum or voting, or (l) change any obligation of Holdings to maintain an office or agency in the places and for the purposes required in the applicable Indenture. (Section 902).

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Holdings with certain restrictive provisions of the applicable Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of that series or in the payment of any sinking fund instalment or analogous obligation or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513).

     Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by Holdings or the Holders of least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum. (Section 1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Holdings may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, Holdings, provided that (i) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or which acquires or leases the assets of Holdings substantially as an entirety is organized under the laws of any United States jurisdiction and assumes Holdings' obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

     Unless the terms and provisions of an issue of Debt Securities described below provide otherwise, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

     Title to any temporary global Debt Security, any permanent global Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. Holdings, each Trustee and any agent of Holdings or the applicable Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

     Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by Holdings at the expense of the Holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by Holdings at the expense of the Holder upon delivery to the applicable Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Holdings and the applicable Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the applicable Trustee and Holdings may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306).

CONCERNING THE TRUSTEES

     Holdings and its affiliates maintain bank accounts, borrow money and have other customary banking relationships (including other trusteeships) with each Trustee.

     Unless otherwise specified, terms defined under a caption for a specific issue of Debt Securities shall have such meanings only as to the Debt Securities described therein.

TERMS AND PROVISIONS OF SERIAL ZERO COUPON SENIOR NOTES DUE 1994-1998

     The first series of Serial Zero Coupon Senior Notes Due 1994-1998 (the "First Series") has four separate remaining maturities with $20,000,000 in aggregate principal amount due May 16 in each of the years 1995-1997 and $220,000,000 due May 16, 1998. The second series of Serial Zero Coupon Senior Notes Due 1995-1998 (the "Second Series") has four separate remaining maturities with $5,000,000 in aggregate principal amount due May 16 in each of the years 1995-1997 and $55,000,000 due May 16, 1998. The First Series and the Second Series are herein collectively referred to as the "Serial Notes." The Serial Notes constitute Senior Debt and are issued in fully registered form. There are not any periodic payments of interest on the Serial Notes; instead the Serial Notes were issued at substantial discounts from the principal amounts at stated maturity. The Serial Notes are not subject to any sinking fund. The Serial Notes may be redeemed at the option of Holdings, in whole or in part, at any time at a price of 100% of their principal amount at stated maturity.

     If upon the occurrence of an Event of Default the Serial Notes are declared to be due and payable the amount due and payable on the Serial Notes will be equal to the sum of (i) the issue price of the Serial Notes plus (ii) the accrued amortization of original issue discount attributable on a ratable basis from the date of issuance to the date of declaration.

     If a bankruptcy proceeding is commenced in respect of Holdings, under
Section 502(b)(2) of Title 11 of the United States Code, the claim of the Holder of a Serial Note with respect to the principal amount thereof would be limited to the issue price of the Serial Note plus the portion of the initial discount (the difference between such principal amount and the issue price of the Serial
Note) attributable on a ratable basis to the period from the date of original issue of the Serial Note to the commencement of the proceeding.

     For a discussion of certain federal tax consequences with respect to the Serial Notes see "United States Taxation -- Certain Tax Consequences for United States Holders -- Original Issue Discount Notes" and "Market Discount and Premium."

TERMS AND PROVISIONS OF 9 3/4% NOTES DUE 1996

     The 9 3/4% Notes Due 1996 (the "9 3/4% Notes") bear interest at the annual rate of 9 3/4%, payable semiannually on April 1 and October 1 of each year to the person in whose name the 9 3/4% Note is registered at the close of business on the fifteenth day of the month preceding such Interest Payment Date. The
9 3/4% Notes mature on April 1, 1996. The 9 3/4% Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 9 3/4% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 8 7/8% NOTES DUE 1998

     The 8 7/8% Notes Due 1998 (the "8 7/8% Notes") bear interest at the annual rate of 8 7/8%, payable semiannually on May 1 and November 1 of each year to the person in whose name the 8 7/8% Note is registered at the close of business on the fifteenth day of the month preceding such Interest Payment Date. The 8 7/8% Notes mature on November 1, 1998. The 8 7/8% Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 8 7/8% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 8 3/8% NOTES DUE 1999

     The 8 3/8% Notes Due 1999 (the "8 3/8% 1999 Notes") bear interest at the annual rate of 8 3/8%, payable semiannually on February 15 and August 15 of each year to the person in whose name the 8 3/8% 1999 Note is registered at the close of business on the last day of the month preceding such Interest Payment Date. The 8 3/8% 1999 Notes mature on February 15, 1999. The 8 3/8% 1999 Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 8 3/8% 1999 Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 8 7/8% NOTES DUE 2002

     The 8 7/8% Notes Due 2002 (the "8 7/8% 2002 Notes") bear interest at the annual rate of 8 7/8%, payable semiannually on March 1 and September 1 of each year to the person in whose name the 8 7/8% 2002 Note is registered at the close of business on the fifteenth day of the month preceding such Interest Payment Date. The 8 7/8% 2002 Notes mature March 1, 2002. The 8 7/8% 2002 Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 8 7/8% 2002 Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 8 3/8% NOTES DUE 1997

     The 8 3/8% Notes Due 1997 (the "8 3/8% 1997 Notes") bear interest at the annual rate of 8 3/8%, payable semiannually on April 1 and October 1 of each year to the person in whose name the 8 3/8% 1997 Note is registered at the close of business on the fifteenth day of the month preceding such Interest Payment Date. The 8 3/8% 1997 Notes mature on April 1, 1997. The 8 3/8% 1997 Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 8 3/8% 1997 Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 9 1/4% NOTES DUE 2004

     The 9 1/4% Notes Due 2004 (the "9 1/4% Notes") bear interest at the annual rate of 9 1/4%, payable semiannually on April 1 and October 1 of each year to the person in whose name the 9 1/4% Note is registered at the close of business on the fifteenth day of the month preceding such Interest Payment Date. The
9 1/4% Notes mature on April 1, 2004. The 9 1/4% Notes are not subject to redemption prior to maturity but are subject to a sinking fund. The 9 1/4% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

Sinking Fund

     The 9 1/4% Notes are subject to redemption through the operation of a sinking fund commencing October 1, 2000, and on each October 1 thereafter to and including October 1, 2003, at their principal amount, together with accrued interest to the date fixed for redemption. The sinking fund will provide for the annual redemption of $20,000,000 principal amount of 9 1/4% Notes which will be sufficient to retire 80% of the 9 1/4% Notes prior to maturity. The Company may, at its option, receive credit against mandatory sinking fund payments for 9 1/4% Notes acquired through open market purchases.

     Notice of redemption pursuant to the sinking fund shall be given, not less than 30 nor more than 60 days prior to the sinking fund payment date, to each holder of a 9 1/4% Note to be redeemed at such holder's address as it appears in the Securities Register.

TERMS AND PROVISIONS OF 8 3/4% NOTES DUE 2002

     The 8 3/4% Notes Due 2002 (the "8 3/4% Notes") bear interest at the annual rate of 8 3/4%, payable semiannually on May 15 and November 15 of each year to the person in whose name the 8 3/4% Note is registered at the close of business on the last day of the month preceding such Interest Payment Date. The 8 3/4% Notes mature May 15, 2002. The 8 3/4% Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 8 3/4% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 7 5/8% NOTES DUE 1997

     The 7 5/8% Notes Due 1997 (the "7 5/8% Notes") bear interest at the annual rate of 7 5/8%, payable semiannually on June 15 and December 15 of each year to the person in whose name the 7 5/8% Note is registered at the close of business on the last day of the month preceding such Interest Payment Date. The 7 5/8% Notes mature on June 15 1997. The 7 5/8% Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 7 5/8% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 7 5/8% NOTES DUE 1999

     The 7 5/8% Notes Due 1999 (the "7 5/8% 1999 Notes") bear interest at the annual rate of 7 5/8%, payable semiannually on January 15 and July 15 of each year to the person in whose name the 7 5/8% 1999 Note is registered at the close of business on the last day of the month preceding such Interest Payment Date. The 7 5/8% 1999 Notes mature on July 15, 1999. The 7 5/8% 1999 Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 7 5/8% 1999 Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 6 3/8% NOTES DUE 1998

     The 6 3/8% Notes Due 1998 (the "6 3/8% Notes") bear interest at the annual rate of 6 3/8%, payable semiannually on June 1 and December 1 of each year to the person in whose name the 6 3/8% Note is registered at the close of business on the fifteenth day of the month preceding such Interest Payment Date. The
6 3/8% Notes mature on June 1, 1998. The 6 3/8% Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 6 3/8% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 5 1/2% NOTES DUE 1996

     The 5 1/2% Notes Due 1996 (the "5 1/2% Notes") bear interest at the annual rate of 5 1/2%, payable semiannually on June 15 and December 15 of each year to the person in whose name the 5 1/2% Note is registered at the close of business on the last day of the month preceding such Interest Payment Date. The 5 1/2% Notes mature on June 15, 1996. The 5 1/2% Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 5 1/2% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF 5 3/4% NOTES DUE 1998

     The 5 3/4% Notes Due 1996 (the "5 3/4% Notes") bear interest at the annual rate of 5 3/4%, payable semiannually on February 15 and August 15 of each year to the person in whose name the 5 3/4% Note is registered at the close of business on the last day of the month preceding such Interest Payment Date. The 5 3/4% Notes mature February 15, 1998. The 5 3/4% Notes are not subject to redemption prior to maturity and are not subject to any sinking fund. The 5 3/4% Notes constitute Senior Debt and are issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

TERMS AND PROVISIONS OF MEDIUM-TERM NOTES, SERIES B

     Set forth below is a table indicating the issuance date and the maturities of the $19,860,000 aggregate principal amount of Medium-Term Notes, Series B issued and outstanding as of November 23, 1994. The Medium-Term Notes, Series B constitute Senior Debt and have either (a) fixed interest rates or (b) floating interest rates which are either reset daily, monthly, quarterly, semiannually or annually based on the Commercial Paper Rate, the Prime Rate, the Federal Funds Effective Rate, the Treasury Rate or LIBOR, adjusted by a Spread or Spread Multiplier, as applicable. The Medium-Term Notes, Series B are not subject to any sinking fund and are not redeemable prior to Stated Maturity.

  ISSUANCE DATE                PRINCIPAL AMOUNT     MATURITY DATE           RATE
  -------------                ----------------     -------------           ----
  September 27, 1991..........   $  2,000,000       September 27, 2001      9.50%
  May 24, 1991................   $  2,000,000       May 24, 1995            8.85%
 *April 4, 1991...............   $ 15,860,000       April 1, 2011           6.00%

- ---------------
 * The Note was issued at a substantial discount from the principal amount. A holder of this Note should consult its tax advisor with respect to the tax consequences of owning such a Note.

TERMS AND PROVISIONS OF MEDIUM-TERM NOTES, SERIES C

     Set forth below is a table indicating the issuance and maturities of the $171,700,000 aggregate principal amount of Medium-Term Notes, Series C issued and outstanding as of November 23, 1994. The Medium-Term Notes, Series C constitute Senior Debt and have either (a) fixed interest rates, (b) floating interest rates which are either reset daily, monthly, quarterly, semiannually or annually based on the Commercial Paper Rate, the Prime Rate, the Federal Funds Effective Rate, the Treasury Rate or LIBOR, adjusted by a Spread or Spread Multiplier, as applicable, or (c) the amounts payable as interest determined by reference to one or more commodity prices, equity indices or other factors. The Medium-Term Notes, Series C are not subject to any sinking fund and are not redeemable prior to Stated Maturity.

   ISSUANCE DATE                 PRINCIPAL AMOUNT     MATURITY DATE           RATE
   -------------                 ----------------     -------------           ----
   April 22, 1992...............   $  2,700,000       April 24, 1995          7.03%
(1)April 15, 1992...............   $  5,000,000       April 15, 1996          9.00% Resettable Semiannually
   April 8, 1992................   $  2,000,000       April 10, 1995          7.39%
   March 27, 1992...............   $ 50,000,000       March 27, 1995          7.69%
   March 16, 1992...............   $  5,000,000       March 16, 1995          7.36%
   March 10, 1992...............   $  5,500,000       March 10, 1995          7.41%
   March 3, 1992................   $  9,000,000       March 4, 2002           9.12%
   February 28, 1992............   $  1,000,000       February 28, 2002       9.14%
   February 28, 1992............   $ 67,000,000       February 28, 2002       9.17%
   February 27, 1992............   $  3,000,000       February 27, 1995       7.28%
   February 21, 1992............   $  1,000,000       February 21, 1995       7.20%

   ISSUANCE DATE                PRINCIPAL AMOUNT      MATURITY DATE           RATE
   -------------                ----------------      -------------           ----
   December 23, 1991............   $  5,000,000       December 26, 1996       7.08%
   December 17, 1991............   $  1,000,000       December 17, 1996       7.70%
(2)December 16, 1991............   $  5,000,000       December 16, 1994       9.00% Resettable Semiannually
   December 2, 1991.............   $  1,000,000       December 4, 1995        7.60%
   November 20, 1991............   $  1,000,000       November 20, 1996       8.20%
   October 17, 1991.............   $  2,500,000       October 17, 1996        8.35%
   September 25, 1991...........   $  5,000,000       September 25, 1996      8.75%

- ---------------
1. Interest for succeeding Interest Payment Periods is based, at the election of the holder of a Note, upon one of seven formulas involving the difference between 2 multiplied by the fixed rate an affiliate of the issuer would pay in an ECU denominated interest rate swap and 2 multiplied by the fixed rate such affiliate would pay in a U.S.$ denominated interest rate swap, each for a specified period of time; or, if the holder of a Note fails to make an election on the applicable day prior to an Interest Payment Date, the difference between 2 multiplied by 6-month ECU London Interbank Offered Rate minus 2 multiplied by 6-month U.S.$ London Interbank Offered Rate, in each instance as such terms are defined by the International Swap Dealers Association; provided, that in no event will interest be less than zero.

2. Interest for succeeding Interest Payment Periods is based, at the election of the holder of a Note, upon one of three formulas involving the difference between 2.60 multiplied by the fixed rate an affiliate of the issuer would pay in a Swiss Franc denominated interest rate swap and 2.60 multiplied by the fixed rate such affiliate would pay in a U.S.$ denominated interest rate swap each for a specified period of time; or, if the holder of a Note fails to make an election on the applicable day prior to an Interest Payment Date, the difference between 2.60 multiplied by 6-month Swiss Franc London Interbank Offered Rate minus 2.60 multiplied by 6-month U.S.$ London Interbank Offered Rate, in each instance as such terms are defined by the International Swap Dealers Association; provided, that in no event will interest be less than zero.

TERMS AND PROVISIONS OF MEDIUM-TERM NOTES, SERIES D
     Set forth below is a table indicating the issuance and maturities of the $1,099,142,000 aggregate principal amount of Medium-Term Notes, Series D issued and outstanding as of November 23, 1994. The Medium-Term Notes, Series D constitute Senior Debt and have either (a) fixed interest rates, (b) floating interest rates which are either reset daily, monthly, quarterly, semiannually or annually based on the Commercial Paper Rate, the Prime Rate, the Federal Funds Effective Rate, the Treasury Rate or LIBOR, adjusted by a Spread or Spread Multiplier, as applicable, or (c) the amounts payable as interest determined by reference to one or more commodity prices, equity indices or other factors. The Medium-Term Notes, Series D are not subject to any sinking fund and are not redeemable prior to Stated Maturity.

   ISSUANCE DATE            PRINCIPAL AMOUNT    MATURITY DATE          RATE
   -------------            ----------------    -------------          ----
(1)July 30, 1993...........   $ 25,000,000      August 7, 1995         Selected Bond Index
   July 30, 1993...........   $ 29,000,000      July 28, 1995          Libor Reset Quarterly + .50%
   July 26, 1993...........   $ 50,000,000      July 26, 1995          Libor Reset Quarterly + .55%
(2)July 22, 1993...........   $ 60,000,000      July 22, 1996          5.213%
   July 21, 1993...........   $  1,000,000      July 21, 1995          4.82%
   July 20, 1993...........   $  1,500,000      July 20, 1998          6.00%
   July 20, 1993...........   $  1,000,000      July 22, 1996          5.10%
   July 20, 1993...........   $  1,000,000      July 20, 1995          4.87%
   July 19, 1993...........   $  5,500,000      July 19, 1995          4.81%
   July 19, 1993...........   $ 10,000,000      July 20, 1998          Libor Reset Quarterly + .60%
   July 15, 1993...........   $  1,000,000      July 17, 1995          4.82%
   July 15, 1993...........   $  2,100,000      July 15, 1996          5.15%
   July 15, 1993...........   $  1,000,000      July 15, 1998          6.00%
   July 15, 1993...........   $  1,000,000      July 17, 1995          4.85%
   July 15, 1993...........   $ 15,000,000      October 16, 1995       5.00%
   July 14, 1993...........   $  1,000,000      July 14, 1998          6.09%
   July 14, 1993...........   $ 10,000,000      July 14, 1995          4.85%
   July 14, 1993...........   $  1,000,000      July 15, 1996          5.26%
   July 13, 1993...........   $  1,000,000      July 13, 1995          4.79%
   July 12, 1993...........   $  1,500,000      June 30, 1998          6.125%
   July 9, 1993............   $  3,000,000      July 9, 1998           6.09%
   July 9, 1993............   $  2,000,000      July 10, 1995          4.83%

   ISSUANCE DATE            PRINCIPAL AMOUNT    MATURITY DATE          RATE
   -------------            ----------------    -------------          ----
   July 9, 1993............   $  5,000,000      July 9, 1998           6.08%
   July 8, 1993............   $ 25,825,000      July 8, 1998           6.08%
   July 8, 1993............   $ 10,000,000      January 9, 1995        4.27%
   July 8, 1993............   $  1,000,000      July 8, 1998           6.08%
   July 8, 1993............   $  5,000,000      January 9, 1995        4.27%
   July 7, 1993............   $  2,000,000      July 7, 1995           4.86%
   July 7, 1993............   $  5,000,000      July 7, 1995           4.86%
   July 7, 1993............   $  2,000,000      July 5, 1996           5.15%
   July 6, 1993............   $  1,000,000      July 6, 1998           6.05%
   July 6, 1993............   $  1,000,000      July 6, 1998           6.02%
   July 1, 1993............   $  7,000,000      June 30, 1995          5.00%
   July 1, 1993............   $  1,000,000      July 1, 1997           5.75%
   June 30, 1993...........   $  1,000,000      June 30, 1995          4.95%
   June 30, 1993...........   $ 29,000,000      June 30, 1998          6.125%
   June 30, 1993...........   $  1,000,000      June 30, 1998          6.27%
   June 29, 1993...........   $ 35,000,000      June 29, 1998          6.25%
   June 29, 1993...........   $    500,000      June 29, 1998          6.20%
(3)June 28, 1993...........   $ 20,000,000      June 28, 1995          Libor Reset Quarterly + .85%
   June 25, 1993...........   $  2,500,000      June 26, 1995          5.00%
(4)June 25, 1993...........   $ 10,000,000      June 26, 1995          Prime Reset Daily - 1.90%
   June 24, 1993...........   $ 20,000,000      June 26, 1995          Libor Reset Quarterly + .55%
   June 23, 1993...........   $  1,075,000      June 23, 1995          4.94%
   June 23, 1993...........   $  2,000,000      June 23, 1995          4.91%
   June 23, 1993...........   $  2,000,000      June 23, 1995          4.94%
   June 23, 1993...........   $  3,000,000      June 30, 1995          4.91%
   June 18, 1993...........   $  6,000,000      June 19, 1995          4.98%
   June 18, 1993...........   $  5,500,000      June 19, 1995          5.00%
   June 18, 1993...........   $  3,000,000      June 19, 1995          5.01%
   June 17, 1993...........   $ 10,000,000      June 16, 1995          5.10%
   June 15, 1993...........   $    600,000      June 17, 1996          5.57%
   June 15, 1993...........   $    500,000      June 17, 1996          5.57%
   June 14, 1993...........   $  1,200,000      December 14, 1995      5.34%
   June 14, 1993...........   $  2,000,000      June 14, 1995          5.10%
   June 10, 1993...........   $  1,100,000      June 12, 1995          4.95%
   June 9, 1993............   $  1,200,000      June 9, 1995           4.99%
   June 9, 1993............   $  1,000,000      June 10, 1996          5.40%
   June 8, 1993............   $ 15,000,000      June 8, 1995           5.13%
(5)June 7, 1993............   $ 20,000,000      June 7, 1995           Lehman Brothers Baa Corp. Bond Index
   June 4, 1993............   $  5,000,000      December 5, 1994       4.40%
   June 3, 1993............   $  2,000,000      December 5, 1994       4.49%
   June 3, 1993............   $  3,000,000      June 5, 1995           5.01%
   June 1, 1993............   $  1,000,000      June 15, 1995          5.02%
   May 28, 1993............   $ 37,000,000      January 2, 1996        5.25%
   May 28, 1993............   $  1,400,000      May 28, 1998           6.32%
   May 27, 1993............   $  1,000,000      May 28, 1996           5.20%
   May 27, 1993............   $  1,000,000      May 28, 1996           5.15%
   May 27, 1993............   $  1,000,000      May 30, 1995           4.86%
   May 26, 1993............   $ 10,000,000      May 26, 1995           Libor Reset Quarterly + .50%
   May 26, 1993............   $ 10,000,000      May 26, 1995           4.86%
   May 25, 1993............   $  1,000,000      May 25, 1995           4.84%
   May 25, 1993............   $  3,000,000      May 25, 1995           4.82%
   May 25, 1993............   $  5,000,000      May 28, 1996           5.34%

   ISSUANCE DATE            PRINCIPAL AMOUNT    MATURITY DATE          RATE
   -------------            ----------------    -------------          ----
   May 24, 1993............   $ 11,000,000      November 24, 1995      5.03%
   May 21, 1993............   $  2,000,000      May 22, 1995           4.74%
   May 20, 1993............   $  5,500,000      May 22, 1995           4.63%
(6)March 17, 1993..........   $106,000,000      March 18, 1996         Libor Reset Quarterly + .50%
   March 15, 1993..........   $  2,500,000      March 16, 1998         6.50%
   March 11, 1993..........   $  5,000,000      March 11, 1996         5.48%
   March 11, 1993..........   $ 10,000,000      March 13, 1995         4.95%
   March 11, 1993..........   $  1,000,000      March 13, 1995         4.90%
   March 10, 1993..........   $  7,000,000      March 9, 1995          Libor Reset Quarterly + .90%
   March 10, 1993..........   $  5,000,000      March 11, 1996         Libor Reset Quarterly + 1.00%
   March 9, 1993...........   $  3,000,000      March 11, 1996         5.60%
   March 8, 1993...........   $  1,000,000      March 8, 1996          5.59%
   March 5, 1993...........   $  4,000,000      March 6, 1995          Libor Reset Quarterly + .90%
   March 4, 1993...........   $  2,000,000      March 3, 1995          Libor Reset Quarterly + .90%
   March 4, 1993...........   $  2,000,000      March 3, 1995          Libor Reset Quarterly + .90%
   March 3, 1993...........   $  2,000,000      March 3, 1995          Libor Reset Quarterly + .85%
   March 3, 1993...........   $  5,000,000      March 3, 1995          5.14%
   February 25, 1993.......   $  1,000,000      February 27, 1995      5.20%
(7)February 22, 1993.......   $ 31,000,000      February 22, 1995      Libor Reset Quarterly + .90%
   February 19, 1993.......   $ 14,600,000      February 21, 1995      Libor Reset Quarterly + .92%
   February 19, 1993.......   $ 10,000,000      February 21, 1995      Libor Reset Quarterly + .90%
   January 13, 1993........   $  1,000,000      January 13, 1998       7.27%
   January 12, 1993........   $  1,000,000      January 12, 1995       5.74%
   January 7, 1993.........   $  3,000,000      January 9, 1995        5.79%
   December 29, 1992.......   $  3,000,000      December 29, 1994      Libor Reset Quarterly + .80%
   December 23, 1992.......   $  5,000,000      December 23, 1994      Libor Reset Quarterly + .80%
(5)December 23, 1992.......   $ 60,000,000      December 31, 1996      Lehman Brothers Baa
                                                                       Corporate Bond Index
   December 22, 1992.......   $  2,000,000      December 22, 1994      5.99%
   December 21, 1992.......   $  2,000,000      July 1, 1999           7.75%
   October 20, 1992........   $  1,000,000      October 20, 1995       5.58%
   September 16, 1992......   $  1,000,000      September 16, 1997     6.26%
   September 11, 1992......   $  5,000,000      September 11, 1995     5.56%
   September 2, 1992.......   $  5,000,000      September 5, 1995      5.82%
   September 1, 1992.......   $  2,000,000      September 2, 1997      6.72%
   August 26, 1992.........   $  1,000,000      August 28, 1995        5.57%
   August 26, 1992.........   $  3,000,000      August 26, 2002        7.64%
   August 25, 1992.........   $  2,000,000      August 25, 1997        6.25%
   August 25, 1992.........   $  5,000,000      February 28, 1995      5.15%
   August 17, 1992.........   $  3,000,000      August 18, 1997        6.55%
   August 14, 1992.........   $  5,000,000      August 15, 1995        5.71%
   August 14, 1992.........   $  5,000,000      August 15, 1995        5.70%
   August 11, 1992.........   $ 10,000,000      August 12, 2002        7.85%
   August 6, 1992..........   $  2,000,000      August 7, 1995         5.76%
   August 5, 1992..........   $  1,000,000      August 5, 2002         7.72%
   July 22, 1992...........   $  1,000,000      July 22, 1996          6.30%
   July 21, 1992...........   $  6,000,000      July 21, 1995          5.86%
   July 20, 1992...........   $  3,000,000      June 20, 2000          7.78%
   July 20, 1992...........   $ 10,000,000      June 30, 1995          Libor Reset Quarterly + .70%
   July 17, 1992...........   $  1,000,000      July 17, 1996          6.42%
   July 17, 1992...........   $  1,000,000      July 17, 1997          6.93%

   ISSUANCE DATE            PRINCIPAL AMOUNT    MATURITY DATE          RATE
   -------------            ----------------    -------------          ----
   July 15, 1992...........   $  2,000,000      July 15, 1996          6.46%
   July 14, 1992...........   $ 15,000,000      July 14, 1995          6.00%
   July 8, 1992............   $  5,000,000      July 10, 1995          6.37%
(8)June 26, 1992...........   $  9,042,000      June 26, 1996          9.50% Resettable Semiannually
   June 12, 1992...........   $  5,000,000      June 12, 1995          6.80%
   June 12, 1992...........   $ 26,000,000      June 12, 1997          7.75%
   June 11, 1992...........   $  1,000,000      June 12, 1995          6.83%
   June 5, 1992............   $ 10,000,000      June 5, 1997           7.87%
   June 5, 1992............   $  5,000,000      June 5, 1997           7.875%
   June 3, 1992............   $  5,000,000      June 5, 1995           7.00%
   June 3, 1992............   $  1,000,000      June 3, 1999           8.40%
   May 29, 1992............   $  1,000,000      May 29, 1997           7.93%
   May 28, 1992............   $  4,000,000      May 28, 1999           8.18%
   May 27, 1992............   $  1,000,000      May 27, 1999           8.15%
   May 27, 1992............   $ 10,000,000      September 28, 2001     9.00%
   May 20, 1992............   $  3,000,000      May 22, 1995           6.92%
   May 20, 1992............   $  2,000,000      May 22, 1995           7.02%
   May 15, 1992............   $  5,000,000      May 15, 1995           7.28%
   May 14, 1992............   $ 10,000,000      May 14, 2002           8.97%
   May 7, 1992.............   $  3,500,000      March 1, 2002          9.125%
(9)May 1, 1992.............   $ 30,000,000      May 1, 1995            11.00% Reset Semiannually

- ---------------
 1. Interest on this Note is payable on the fifth New York Business Day following the last day of the calendar month (each such month an "Interest Payment Period") during which such interest accrued based upon the appreciation in the level of an index (the "Index") that includes any one and up to four bonds selected by the holder, from among those issued by the governments of Australia, Canada, France, Germany, Japan, the United Kingdom and the United States during such Interest Payment Period from the index level previously reached for which an interest payment was made. Interest is not paid during an interest Payment Period if pursuant to the formula employed in determining interest, the resulting number is zero or a negative number. Upon Maturity, this Note will be redeemed at par unless the level of the index has declined from the level reached at the most recent time at which a change in the level of the index resulted in the payment of Interest. In such event, the amount paid at Maturity will be reduced in direct proportion to the decline in the Index.

 2. Interest on the Notes is payable semi-annually on each January 22 and July 22 when the Note is outstanding and on the Maturity Date. For the period from and including July 22, 1994 to but excluding the Maturity Date interest on the Note will be calculated at the rate of (a) 6.073% plus (b) the difference between (i) the London Interbank Offered Rate for 3 month deposits of U.S. Dollars as it appears on the Telerate Page 3750 at 9:30 a.m. New York City time on July 20, 1994 and (ii)(x) the yield of two year U.S. Treasury Notes as it appears under the 9 a.m. New York City time on Telerate Page 7690 on July 20, 1994 plus (y) the arithmetic mean of the bid and asked spreads over a U.S. Treasury component at which two year interest rate swaps are trading as it appears on Telerate Page 314 as of 9:30 a.m. New York City time on July 20, 1994. Interest will be calculated on the basis of a year consisting of twelve months of 30 days each. The Telerate pages are deemed to include any successor pages of that service for purposes of posting the applicable statistic. Interest may be zero for the Interest Periods commencing on July 22, 1994 through the Maturity Date.

 3. Interest on the Note is payable quarterly on the 28th day of March, June, September, and December at a rate determined by reference to settings of the three-month United States Dollar London Interbank Offered Rate ("LIBOR"). For the period from June 28, 1994 to the Maturity Date, interest on the Note will accrue at a rate dependent on the arithmetic average of LIBOR during a one-week period from June 22, 1994 through June 28, 1994. If the average LIBOR during such period is less than or equals 4.10%, then interest on the Note will continue to accrue for the period from June 28, 1994 through the Maturity Date at a rate of LIBOR plus a spread of 0.85%. If the average LIBOR during such period exceeds 4.10%, then interest on the Note will accrue at the lower of (a) LIBOR plus a spread of 0.85% or (b) 15.10% minus the product of (i) 2 multiplied by (ii) LIBOR. At maturity, the Note will be redeemed at par.

 4. The "Prime Rate" means, with respect to any Interest Determination Date, the interest rate (expressed as a percentage per annum) for such date, as published in the applicable weekly statistical release designated as H.15(519)

    (or any successor publication, published by the Board of Governors of the Federal Reserve System) ("H.15(519)") opposite the caption "Bank prime loan." If such an interest rate is not so published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date (the Business Day prior to an Interest Payment Date) the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one-hundred thousandth of one percentage point, with five one-millionths of one percentage point rounded upwards) of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service) (the "Reuters Screen NYMF Page") as such bank's U.S. dollar prime rate or base lending rate as in effect for such Interest Determination Date, as quoted on the Reuters Screen NYMF Page as of 9:00 a.m., New York City time, on that Interest Determination Date, provided, that, at least four rates appear on the Reuters Screen NYMF Page as of 9:00 a.m., New York City time, for such date. If fewer than four such rates appear on the Reuters Screen NYMF Page as of 9:00 a.m., New York City time, for such Interest Determination Date, the Prime Rate for such Interest Determination Date will be determined by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one-hundred thousandth of one percentage point, with five one-millionths of one percentage point rounded upwards) of the rates quoted by three major banks in The City of New York selected by the Calculation Agent as such banks' U.S. dollar prime rate or base lending rate on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date. If fewer than three such quotations are provided, the applicable interest rate used for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one-hundred thousandth of one percentage point, with five one-millionths of one percentage point rounded upwards) of the U.S. dollar prime or base lending rates quoted in The City of New York on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three substitute banks or trust companies organized and doing business under the laws of the United States or any state thereof, each having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate used for such Interest Determination Date will be the Prime Rate used for the New York Banking Day preceding such Interest Determination Date.

 5. Interest on this Note is payable on the fifth New York Business Day following the last day of the calendar month (each such month an "Interest Payment Period") during which such Interest accrued based upon the appreciation in the level of the Lehman Brothers Baa Corporate Bond Index (the "Index") during such Interest Payment Period from the Index level previously reached. Interest is not paid during an Interest Payment Period if pursuant to the formula employed in determining interest, the resulting number is zero or a negative number. Upon Maturity, this Note will be redeemed at par unless the level of the Index has declined from the level reached at the most recent time at which a change in the level of the Index resulted in the payment of Interest. In such event, the amount paid at Maturity will be reduced in direct proportion to the decline in the Index.

 6. The holder of the Note has the option to cause the Company to repurchase all or any portion of the Note on the third Wednesday of each March, June, September or December prior to Stated Maturity (each such Wednesday a "Repurchase Date"); provided, that the Company receives notice from the holder with respect to such repurchase not more than sixty (60) nor less than five (5) Business Days prior to the Repurchase Date.

 7. The Interest Rate is based on 1-month Libor plus .90% and will be reset quarterly on the Interest Reset Date in March, June, September and December, as applicable.

 8. Principal and interest on the Note, which will be paid in U.S. Dollars ("U.S.$"), will be determined with reference to Canadian dollars ("CAD") as more fully set forth below. Interest for succeeding Interest Payment Periods is based, at the election of the holder of the Note, upon one of seven formulas (each a "Formula"), six of which involve the difference between 2 multiplied by the fixed rate an affiliate of the issuer would pay in an European Currency Unit ("ECU") denominated interest rate swap and 2 multiplied by the fixed rate such affiliate would pay in a Japanese Yen denominated interest rate swap, each for a specified period of time. The seventh Formula which the holder of a Note may elect is 2 multiplied by 6-month ECU London Interbank Offered Rate minus 2 multiplied by 6-month Japanese Yen London Interbank Offered Rate, in each instance as such term is defined by the International Swap Dealers Association (such Formula hereinafter the "LIBOR Formula"). If the holder of the Note fails to make an election on the applicable day prior to an Interest Payment Date the LIBOR Formula will be applied. The amount of interest payable on any Interest Payment Date will be equal to the product of CAD 10,786,313 times the applicable Formula for the relevant Interest Payment Period times the spot rate at which U.S.$ may be purchased for CAD (the "Spot Exchange Rate") for settlement on such Interest Payment Date, as determined by an affiliate of the issuer two New York and Toronto Banking Days prior to such Interest Payment Date. In no event will interest be less than zero. The principal amount payable on the Maturity Date will equal CAD 10,786,313 times the Spot Exchange Rate, as determined by an affiliate of the issuer two New York and Toronto Banking Days prior to such Maturity Date.

 9. Interest for succeeding Interest Payment Periods is based upon a formula involving 2 multiplied by 6-month Deutsche Mark London Interbank Offered rate minus 2 multiplied by 6-month U.S.$ London Interbank Offered Rate minus 0.30%, in each instance as such terms are defined by the International Swap Dealers Association; provided, that in no event will interest be less than zero.

TERMS AND PROVISIONS OF GUARANTEED NOTES

     The Guaranteed Notes have been issued under an indenture dated as of May 1, 1986 ("Guaranteed Indenture"), between The E. F. Hutton Group Inc. ("Group") and the trustee, United States Trust Company of New York (the "Guaranteed Note Trustee"). A copy of the Guaranteed Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain terms and provisions of the Guaranteed Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to all the provisions of, the Guaranteed Indenture, including the definitions therein of certain terms. Wherever reference is made to particular defined terms (which are capitalized herein) of the Guaranteed Indenture, such defined terms are incorporated herein by reference.

     The Guaranteed Notes are unsecured obligations of Group and rank pari passu with all other unsecured and unsubordinated indebtedness of Group. Holdings has unconditionally guaranteed the due and punctual payment of principal and interest on the Guaranteed Notes, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration or otherwise, according to the terms of the Guaranteed Notes and the Guaranteed Indenture. The Guarantee is an unsecured obligation and ranks pari passu with all other unsecured obligations of Holdings.

     Principal of and interest on the Guaranteed Notes is payable, and the Guaranteed Notes are exchangeable and transfers thereof will be registrable, at the office of the Trustee, currently located at 45 Wall Street, New York, New York. The Guaranteed Notes are issuable in fully registered form only without coupons in denominations of $1,000 and any integral multiple thereof, and may be transferred or exchanged without payment of any service charge; Group may, however, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Except as otherwise provided in the Indenture, interest on the Guaranteed Notes is payable semi-annually on May 1 and November 1, to the persons in whose names Guaranteed Notes are registered at the close of business on the next preceding April 15 and October 15 and, unless other arrangements are made, is paid by checks mailed to such persons at their registered addresses. The Guaranteed Notes are not redeemable prior to maturity.

     Group may not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless (a) the successor corporation, which shall be a corporation organized and existing under the laws of the United States of America or one of the States of the United States of America, assumes by supplemental indenture all the obligations of Group under the Guaranteed Notes and the Guaranteed Indenture and (b) at the time of the merger, consolidation or sale, and after giving effect thereto, no default or Event of Default would exist.

     A sale of all or substantially all of the assets of Group to a Controlled Subsidiary of Holdings is permitted without requiring the transferee to assume Group's obligations under the Guaranteed Notes and the Guaranteed Indenture. Holdings may not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless the successor corporation, which shall be a corporation organized and existing under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of Holdings under the Guarantee.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     If an Event of Default with respect to the Guaranteed Notes then outstanding shall have happened and be continuing, the Guaranteed Note Trustee or the Holders of 25% in principal amount of the Guaranteed Notes then outstanding may declare the principal and accrued interest of all the Guaranteed Notes to be due and payable immediately; provided, that if all Events of Default with respect to the Guaranteed Notes shall have been remedied, the Holders of a majority in aggregate principal amount of the Guaranteed Notes then outstanding may rescind and annul such declaration and its consequences.

     An Event of Default with respect to the Guaranteed Notes then outstanding is defined in the Guaranteed Indenture as being: default in payment of any principal on any Guaranteed Notes; default for 30 days in payment of any interest on any Guaranteed Notes; default for 60 days after notice by the Holders of 25% of the outstanding Guaranteed Notes or the Guaranteed Note Trustee in the performance of any other covenant in the Guaranteed Indenture with respect to the Guaranteed Notes; or certain events of bankruptcy, insolvency or reorganization.

     If a default with respect to the Guaranteed Notes occurs and is continuing and if it is known to the Guaranteed Note Trustee, the Guaranteed Note Trustee is required to give to the Holders of the Guaranteed Notes notice of such default within 90 days after it occurs; provided that, except in the case of default in the payment of principal of or interest on the Guaranteed Notes with respect to which such default has occurred, the Guaranteed Note Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Guaranteed Notes.

     In the event a default with respect to the Guaranteed Notes occurs and is continuing, the Guaranteed Note Trustee, subject to its duty during default to act with the required standard of care, may require indemnification by the Holders of the Guaranteed Notes before proceeding to exercise any right or power under the Guaranteed Indenture at the request of the Holders of the Guaranteed Notes. The Holders of a majority in principal amount of the outstanding Guaranteed Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Guaranteed Note Trustee, or exercising any trust or power conferred on the Guaranteed Note Trustee. The Guaranteed Note Trustee, however, may refuse to follow any direction that conflicts with law or the Guaranteed Indenture or which would be unjustly prejudicial to other Holders of Guaranteed Notes.

     In certain cases, the Holders of a majority in principal amount of the outstanding Guaranteed Notes may, on behalf of the Holders of all the Guaranteed Notes, waive any past default with respect to such series except a default in the payment of the principal or interest on the Guaranteed Notes with respect to which such default has occurred.

     Group is required to file annually with the Guaranteed Note Trustee a certificate as to the absence of defaults under the Guaranteed Indenture.

MODIFICATION OF THE GUARANTEED INDENTURE AND WAIVER

     Group and the Guaranteed Note Trustee may, with the consent of the Holders of a majority in principal amount of the outstanding Guaranteed Notes (which consent may be solicited without giving notice to all Holders of the Guaranteed Notes) amend or supplement the Guaranteed Indenture in any respect with respect to the Guaranteed Notes or waive compliance by Group with the provisions of the Guaranteed Indenture with respect to the Guaranteed Notes, except that no such amendment, supplement or waiver may, without in each case the consent of each affected Holder of a Guaranteed Note, (a) extend the fixed maturity of any Guaranteed Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or waive a default in the payment of principal or interest thereon or make any Guaranteed Note payable in money other than United States Dollars or (b) reduce the aforesaid percentage of Guaranteed Notes, if consent of the Holders is required for any such amendment, supplement or waiver.

     In addition, Group and the Guaranteed Note Trustee may, without notice to or consent of any Holders of the Guaranteed Notes, amend or supplement the Guaranteed Indenture or the Guaranteed Notes: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with the terms and conditions of the Guaranteed Indenture under which Group may merge into, or transfer its assets to, another corporation; (c) to provide for uncertificated Guaranteed Notes in addition to or in place of certificated Guaranteed Notes; and (d) to make any change that does not materially adversely affect the rights of any Holder of a Guaranteed Note.

SATISFACTION AND DISCHARGE

     Group's obligations under the Guaranteed Indenture with respect to the Guaranteed Notes will be discharged upon payment of all Guaranteed Notes or, at the option of Group, upon the deposit in trust with the Guaranteed Note Trustee or with another trustee acceptable to both the Guaranteed Note Trustee and Group of money or U. S. Government Obligations sufficient to pay the principal of or interest on the Guaranteed Notes on the dates such payments are due in accordance with their terms. To exercise any such option, Group is required to deliver to the Guaranteed Note Trustee an opinion of counsel to the effect that
(1) the deposit and related defeasance would not cause the Holders of the Guaranteed Notes to recognize income, gain or loss for Federal income tax purposes, accompanied by an applicable ruling received from or published by the Internal Revenue Service, and (2) if the Guaranteed Notes are then listed on the NYSE, such Guaranteed Notes would not be delisted from the NYSE as a result of the exercise of such option.

MISCELLANEOUS

     No Holder of a note of either series may institute any action against Group under the Guaranteed Indenture (except actions for payment of overdue principal of or interest on the Guaranteed Notes) unless the Holders of at least 25% of the principal amount of Guaranteed Notes then outstanding shall have requested the Guaranteed Note Trustee to institute such action and assured reasonable indemnity to the Guaranteed Note Trustee against any loss, liability or expense and the Guaranteed Note Trustee shall not have instituted such action within 60 days of such request.

REGARDING THE TRUSTEE

     The Guaranteed Note Trustee serves as trustee under certain indentures relating to over 400 of Shearson Lehman's tax exempt and corporate income unit trusts.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Debt Securities -- Denominations, Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in
Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

     Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation -- Backup Withholding."

     As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands. The term "United States Holder" means any holder that is a United States person. The term "Non-United States Holder" means any Holder which is not an United States person.

                             UNITED STATES TAXATION

     Certain Tax Consequences for United States Holders. The following summary describes certain United States federal income tax consequences of the ownership of Securities as of the date hereof. Except where noted, it deals only with Debt Securities held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities, financial institutions, life insurance companies or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. For a discussion of certain United States federal income tax consequences of the ownership of Debt Securities to Non-United States Holders see "Certain Tax Consequences for Non-United States Holders" below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF DEBT SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     UNITED STATES HOLDERS. As used herein, a "United States Holder" of a Debt Security means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not a United States Holder.

     PAYMENTS OF INTEREST. Except as set forth below, interest on a Debt Security will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

     ORIGINAL ISSUE DISCOUNT. The following is a summary of the principal United States federal income tax consequences of the ownership of Debt Securities issued with original issue discount ("Original Issue Discount Notes") by United States Holders. This summary is based upon regulations issued by the Treasury Department which became effective on April 4, 1994 (the "OID Regulations"). The OID Regulations provide, however, that taxpayers generally may rely on such regulations in determining the federal income tax consequences of owning debt instruments issued after December 21, 1992. The following discussion addresses only Debt Securities providing for fixed payments and Securities that bear qualified stated interest, as defined below.

     A Debt Security with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Security other than "qualified stated interest," as defined below) will be issued with original issue discount ("OID") if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will be an Original Issue Discount Note.

     Under the OID Regulations, the "issue price" of each Debt Security in a particular offering will be the first price at which a substantial amount of that particular offering is sold. "Qualified stated interest" with respect to a Debt Security is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate ("Fixed Rate Security"). Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Debt Securities other than Fixed Rate Securities will also be treated as bearing qualified stated interest if they qualify as "variable rate debt instruments".

     A Debt Security will be treated as a "variable rate debt instrument" for purposes of the OID regulations if the Debt Security is issued for an amount that does not exceed the total of principal payments unconditionally payable by more than an amount equal to the lesser of (i) 0.015 multiplied by the product of the total principal unconditionally payable and the number of complete years to maturity from the issue date; or (ii) 15 percent of the total principal payments unconditionally payable. In addition, to be a variable rate debt instrument, the Debt Security must bear stated interest at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." In general, a qualified floating rate is a rate the variations in the value of which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Debt Security is denominated. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on one or more of: (i) qualified floating rates, (ii) rates that would be qualified floating rates for a debt obligation denominated in a different currency or (iii) the yield or change in the price of one or more items of actively traded personal property, other than the stock or debt of the issuer or a related party. A "qualified inverse floating rate" is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding certain restrictions on such rate such as caps, floors or governors. Unless a Prospectus Supplement so indicates, Debt Securities will be issued with qualified stated interest.

     In the case of a Debt Security issued with de minimis OID (i.e., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as stated principal payments on the Debt Security are made, including the de minimis OID in proportion to the amount of principal paid. Any amount of de minimis OID that has not been included in income prior to sale, exchange or retirement of a Debt Security shall be treated as capital gain.

     The OID Regulations provide that Debt Securities that may be redeemed prior to their Stated Maturity shall be treated from the time of issuance as having a maturity date for federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity in the case of a redemption at the issuer's option or a higher yield to maturity in the case of a redemption at the holder's option. The Company will determine whether a particular Debt Security is deemed to have a maturity date for federal income tax purposes prior to its Stated Maturity.

     United States Holders of Original Issue Discount Notes with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Note is the sum of the "daily portions" of OID with respect to the Debt Security for each day during the taxable year or portion of the taxable year in which such United States Holder held such Debt Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. In general, the computation of OID is simplest if accrual periods correspond to the intervals between payment dates provided by the terms of the Debt Security. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Debt Security's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the qualified stated interest allocable to the accrual period. In determining OID allocable to an accrual period, if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. If all accrual periods are of equal length, except for either an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method. The "adjusted issue price" of a Debt Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any prior payments, or any payments made on the first day of the accrual period, with respect to such Debt Security that were not qualified stated interest. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Debt Securities held of record by persons other than corporations and other exempt holders.

     In the case of certain variable rate debt instruments that are issued with OID and that bear interest at a single qualified floating rate or a qualified inverse floating rate, the accrual of OID is to be determined by assuming that the rate is fixed upon issuance at the initial value of the interest rate. In the case of certain variable rate debt instruments that are issued with OID and that bear an objective interest rate (other than a qualified inverse floating rate), the accrual of OID is calculated by assuming that the Debt Security bears interest at a fixed rate that reflects the yield that is reasonably expected for the Debt Security. The method for determining OID on Debt Securities that do not bear interest at a qualified floating rate, at a qualified inverse floating rate or at an objective rate will be provided in the applicable Prospectus Supplement for such Debt Security. United States Holders may elect to treat all interest on any Debt Security as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a United States Holder makes this election for a Debt Security with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described below, and the electing United States Holder will be required to amortize bond premium or include market discount in income currently for all of the holder's other debt instruments with market discount or amortizable bond premium. The election is to be made for the taxable year in which the United States Holder acquired the Debt Security, and may not be revoked without the consent of the Internal Revenue Services ("IRS"). UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS ABOUT THIS ELECTION.

     In the case of Original Issue Discount Notes having a term of one year or less ("Short-Term Original Issue Discount Notes"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Original Issue Discount Note, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, an individual and certain other cash method United States Holders of a Short-Term Original Issue Discount Note are not required to include accrued discount in their income currently unless they elect to do so. United States Holders who report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Original Issue Discount Notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder who is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, such United States Holder who does not elect to include currently accrued discount may be required to defer deductions for a portion of the

United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Debt Securities.

     MARKET DISCOUNT. If a United States Holder purchases a Debt Security (other than an Original Issue Discount Note) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, its adjusted issue price, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Debt Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Debt Security at the time of such payment or disposition. In addition, a United States Holder may be required to defer, until the maturity of the Debt Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Debt Security.

     Any market discount will be considered to accrue ratably during the period of acquisition to the maturity date of the Debt Security, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Debt Security may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

     ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM. A United States Holder who purchases a Debt Security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Debt Security after the purchase date other than payments of qualified stated interest will be considered to have purchased such Debt Security at an "acquisition premium". Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Debt Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     A United States Holder who purchases a Debt Security for an amount in excess of the sum of all amounts payable on the Debt Security after the purchase date other than qualified stated interest will be considered to have purchased the Debt Security at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Debt Security on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Debt Security. Bond premium on a Debt Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Debt Security. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     SALE, EXCHANGE AND RETIREMENT OF DEBT SECURITIES. A United States Holder's tax basis in a Debt Security will, in general, be the United States Holder's cost therefor, increased by OID or market discount, or any discount with respect to a Short-Term Original Issue Discount Note, previously included in income by the United States Holder and reduced by an amortized premium and any cash payments on the Security other than qualified stated interest. Upon the sale, exchange or retirement of a Debt Security (which might arise in the event of a satisfaction and discharge), a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Debt Security. Except as described above with respect to certain Short-Term Original Issue Discount Notes, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Debt Security has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Debt Securities and to proceeds of sale of a Debt Security made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     Certain Tax Consequences for Non-United States Holders. Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal or interest (which for purposes of this discussion includes OID) on a Debt Security owned by a Non-United States Holder, provided, in the case of interest, (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of
     Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership and (iii) the beneficial owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Debt Security; and

          (c) a Debt Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal income tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Debt Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To qualify for the exemption from withholding tax in (a)(iii) above, the beneficial owner of a Debt Security, or a financial institution holding the Security on behalf of such owner, must provide, in accordance with specified procedures, a Paying Agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Pursuant to current temporary Treasury Regulations, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8, or any successor form) or (2) a financial institution holding the Debt Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a Paying Agent with a copy thereof.

     Payments to Non-United States Holders not meeting the requirements of paragraph (a) above and thus subject to withholding of United States federal income tax may nevertheless be exempt from such withholding if the beneficial owner of the Debt Security provides a Paying Agent of the Company with a properly executed (1) IRS Form 1001 (or any successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or any successor form) stating that interest paid on the Debt Security is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any Paying Agent to Non-United States Holders if a statement described in (a)(iii) above has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of principal, interest, original issue discount or premium on a Debt Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Debt Security, or if a foreign office of a broker (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a Debt Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Temporary Treasury Regulations provide that the Treasury is considering whether backup withholding will apply with respect to such payments of principal, interest or the proceeds of a sale that are not subject to backup withholding under the current regulations. Under proposed Treasury Regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person.

     Payments of principal, interest, OID or premium on a Debt Security paid to the beneficial owner of a Debt Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Debt Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides a statement described in (a)(iii) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

     THE OPINIONS AND DISCUSSION SET FORTH ABOVE ARE INTENDED ONLY AS A SUMMARY AND DO NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION TO PURCHASE DEBT SECURITIES. SUCH OPINIONS AND DISCUSSION DO NOT ADDRESS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR NON-U.S. JURISDICTION. FURTHERMORE, THE OPINIONS OF COUNSEL AND DISCUSSION SET FORTH ABOVE ARE BASED ON THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS AS OF THE DATE HEREOF, AND SUCH AUTHORITIES MAY BE REPEALED, REVOKED OR MODIFIED SO AS TO MAKE THE FOREGOING ANALYSIS INAPPLICABLE. IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSIDERATIONS OF THIS OFFERING.

                              CAPITAL REQUIREMENTS

     As registered broker-dealers, Lehman Brothers and certain of Holdings' other subsidiaries (the "Regulated Subsidiaries") are subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The NYSE monitors the application of the Net Capital Rule by the Company. The NYSE and the NASD, as the case may be, monitor the application of the Net Capital Rule by the Regulated Subsidiaries. The Company and the Regulated Subsidiaries compute net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends, if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

     The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital can not be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

     Compliance with the Net Capital Rule could limit those operations of the Company and its Regulated Subsidiaries that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances, and also could restrict Holdings' ability to withdraw capital from Lehman Brothers which in turn could limit Holdings' ability to pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock.

     The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                                 ERISA MATTERS

     Each of Holdings, Lehman Brothers and LGSI may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 OTHER MATTERS

     The distribution of the Debt Securities by the Company will comply with the requirements of Schedule E of the By-laws of the NASD regarding an NASD member firm distributing securities of an affiliate.

     The Debt Securities may not be offered or sold directly or indirectly (i) in the United Kingdom by means of any document other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985), and (ii) except in compliance with all applicable provisions of the Financial Services Act 1986 with respect to anything done in relation to the Debt Securities in, from or otherwise involving the United Kingdom. In addition, no person participating in the sale of the Debt Securities will issue or pass to any person in the United Kingdom any document received by it in connection with the issuance of the Debt Securities unless that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and schedules of the Company for the years ended December 31, 1993, December 31, 1992 and December 31, 1991, appearing in the Company's Current Report on Form 8-K dated April 14, 1994, which supersedes in its entirety the consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

================================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOLDINGS OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOLDINGS SINCE THE DATE OF THIS PROSPECTUS.

                            ------------------------

          TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Documents Incorporated by Reference...    2
The Company...........................    3
Ratio of Earnings to Fixed Charges....    3
Description of Debt Securities........    4
Limitations on Issuance of Bearer
  Securities..........................   25
United States Taxation................   26
Capital Requirements..................   31
ERISA Matters.........................   32
Other Matters.........................   32
Independent Accountants...............   32

================================================================================









================================================================================




                                LEHMAN BROTHERS
                                 HOLDINGS INC.



                                Debt Securities




                                ---------------
                                   PROSPECTUS
                               November    , 1994
                               ------------------









================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses to be incurred by the Registrant in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions).

          SEC registration fee.........................................  $1,206,905
          NASD fee.....................................................      30,500
          Legal fees and expenses......................................      25,000*
          Accounting fees and expenses.................................     100,000*
          Fees and expenses of Trustees................................      30,000*
          Blue Sky qualification fees and expenses.....................      25,000*
          Printing and engraving fees..................................      30,000*
          Miscellaneous................................................       2,595*
                                                                         ----------
                    Total..............................................  $1,450,000
                                                                          =========

- ---------------
* Estimated and subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation of the Registrant requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law. In addition, the directors and officers of the Registrant are insured under officers' and directors' liability insurance policies purchased by the Company. The directors, officers and employees of the Registrant are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

     Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for the indemnification of the Registrant and its officers and directors by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS

     The Exhibit Index on page E-1 is hereby incorporated by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Restated Certificate of Incorporation and other provisions summarized in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of November, 1994.

                                          LEHMAN BROTHERS HOLDINGS INC.

                                          By /s/    MICHAEL R. MILVERSTED
                                             ---------------------------------
                                                   Michael R. Milversted
                                                         Treasurer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Russo, Robert Matza and Michael R. Milversted and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any registration statement previously filed by the Registrant or a predecessor in interest, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURES                              TITLE                      DATE
- ------------------------------------------- ------------------------------  ------------------

   /s/     RICHARD S. FULD, JR.              Chief Executive Officer and     November 23, 1994
                                               Chairman of the Board of
- -------------------------------------------           Directors
           Richard S. Fuld, Jr.             (principal executive officer)

 /s/       T. CHRISTOPHER PETTIT               Chief Operating Officer,      November 23, 1994
                                                President and Director
- -------------------------------------------
           T. Christopher Pettit

    /s/        ROBERT MATZA                    Chief Financial Officer       November 23, 1994
                                            (principal financial officer)
- -------------------------------------------
               Robert Matza

   /s/        STEPHEN J. BIER                         Controller             November 23, 1994
                                            (principal accounting officer)
- -------------------------------------------
              Stephen J. Bier

  /s/        ROGER S. BERLIND                          Director              November 23, 1994

- -------------------------------------------
             Roger S. Berlind

                                                       Director
- -------------------------------------------
               John J. Byrne

   /s/        KATSUMI FUNAKI                           Director              November 23, 1994

- -------------------------------------------
              Katsumi Funaki

  /s/        JOHN D. MACOMBER                          Director              November 23, 1994

- -------------------------------------------
             John D. Macomber

 /s/          MASATAKA SHIMASAKI                       Director              November 23, 1994

- -------------------------------------------
            Masataka Shimasaki

                                                       Director
- -------------------------------------------
               Dina Merrill

                                                       Director
- -------------------------------------------
              Malcolm Wilson

                                 EXHIBIT INDEX

                                                     FILED HEREWITH (--),
                                                     PREVIOUSLY FILED (*)         PAGE NUMBER
EXHIBIT                                               OR INCORPORATED BY         IN SEQUENTIAL
NUMBER                  DESCRIPTION                      REFERENCE TO           NUMBERING SYSTEM
- ------       ---------------------------------  ------------------------------  ----------------
 1(a)     -- Form of Agency Agreement           Exhibit 1(a) to Registration
                                                  Statement No. 33-65674 filed
                                                  July 7, 1993
 1(b)     -- Form of Underwriting Agreement     --
             (including Delayed Delivery
             Contract)
 1(c)     -- Form of Placement Agency           Exhibit 1(c) to Post-Effective
             Agreement                            Amendment No. 1 to Registra-
                                                  tion Statement No. 33-16141
                                                  filed November 16, 1987
 4(a)     -- Holdings Standard Multiple Series  Exhibit 4(a) to Post-Effective
             Indenture Provisions dated July      Amendment No. 1 to Registra-
             30, 1987 and as amended November     tion Statement No. 33-16141
             16, 1987                             filed November 16, 1987
 4(b)     -- Indenture dated as of September    Exhibit 4(b) to Post-Effective
             1, 1987 between Holdings and         Amendment No. 1 to Registra-
             Citibank, N.A., as Trustee, with     tion Statement No. 33-16141
             respect to the Senior Debt           filed on November 16, 1987
             Securities
 4(c)     -- Revised Form of Indenture between  Exhibit 4(c) to Post-Effective
             Holdings and Chemical Bank, as       Amendment No. 1 to Registra-
             Trustee, with respect to the         tion Statement No. 33-16141
             Subordinated Debt Securities         filed on November 16, 1987
 4(d)     -- Supplemental Indenture, dated as   Exhibit 4(m) to Registration
             of November 25, 1987, between        Statement No. 33-25797 filed
             Holdings and Citibank, N.A., as      November 25, 1988
             Trustee, with respect to the
             Senior Debt Securities
 4(e)     -- Second Supplemental Indenture,     Exhibit 4(e) to Registration
             dated as of November 27, 1990        Statement No. 33-49062 filed
             between Holdings and Citibank,       June 30, 1992
             N.A., as Trustee, with respect to
             the Senior Debt Securities
 4(f)     -- Third Supplemental Indenture       Exhibit 4(f) to Registration
             dated as of September 13, 1991,      Statement No. 33-46146 filed
             between Holdings and Citibank,       on March 10, 1992
             N.A., as Trustee, with respect to
             the Senior Debt Securities
 4(g)     -- Fourth Supplement Indenture dated  Exhibit 2(f) to Form 8-A filed
             as of October 4, 1993, between       October 7, 1993
             Holdings and Citibank, N.A., as
             Trustee, with respect to Senior
             Debt Securities
 4(h)     -- Form of Fixed Rate Note            Exhibit 4(d) to Registration
                                                  Statement No. 33-40990 filed
                                                  May 31, 1991

                                                     FILED HEREWITH (--),
                                                     PREVIOUSLY FILED (*)         PAGE NUMBER
EXHIBIT                                               OR INCORPORATED BY         IN SEQUENTIAL
NUMBER                  DESCRIPTION                      REFERENCE TO           NUMBERING SYSTEM
- ------                  -----------                  --------------------       ----------------
 4(i)     -- Form of Variable Rate Note         Exhibit 4(e) to Registration
                                                  Statement No. 33-40990 filed
                                                  May 31, 1991

 4(j)     -- Form of Medium-Term Note (Fixed-   Exhibit 4(f) to Registration
             Rate)                                Statement No. 33-16141 filed
                                                  July 30, 1987

 4(k)     -- Form of Medium-Term Note           Exhibit 4(g) to Registration
             (Floating Rate)                      Statement No. 33-16141 filed
                                                  July 30, 1987

 4(l)     -- Form of Bearer Security for        Exhibit 4(h) to Post-Effective
             Fixed-Rate Note and Form of          Amendment No. 1 to Registra-
             Related Coupon                       tion Statement 33-16141
                                                  filed November 16, 1987

 4(m)     -- Form of Bearer Security for        Exhibit 4(i) to Post-Effective
             Variable Rate Note and Form of       Amendment No. 1 to Registra-
             Related Coupon                       tion Statement No. 33-16141
                                                  filed November 16, 1987

 4(n)     -- Form of Bearer Security for        Exhibit 4(j) to Post-Effective
             Medium-Term Note (Fixed Rate) and    Amendment No. 1 to Registra-
             Form of Related Coupon               tion Statement No. 33-16141
                                                  filed November 16, 1987

 4(o)     -- Form of Bearer Security for        Exhibit 4(k) to Post-Effective
             Medium-Term Note (Floating Rate)     Amendment No. 1 to Registra-
             and Form of Related Coupon           tion Statement 33-16141
                                                  filed November 16, 1987

 4(p)     -- Form of Serial Zero Coupon Senior  Exhibit 4.1 to Holdings'
             Note                                 Current Report on Form 8-K
                                                  dated April 27, 1988

 4(q)     -- Form of Medium-Term Note, Series   Exhibit 4(o) to Registration
             B (Fixed Rate)                       Statement No. 33-37226 filed
                                                  on October 16, 1990

 4(r)     -- Form of Medium-Term Note, Series   Exhibit 4(p) to Registration
             B (Floating Rate)                    Statement No. 33-37226 filed
                                                  on October 16, 1990

 4(s)     -- Indenture, dated as of May 1,      Exhibit 4.1 to The E.F. Hutton
             1986, between The E.F. Hutton        Group Inc.'s Registration
             Group Inc. ("Group") and United      Statement on Form S-3 (Reg.
             States Trust Company of New York     No. 33-3663)
             ("U.S. Trust"), as trustee with
             respect to the Guaranteed Notes

 4(t)     -- Supplemental Indenture, dated as   Exhibit 4(r) to Registration
             of June 15, 1988 between Group       Statement No. 33-37226 filed
             and U.S. Trust, with respect to      on October 16, 1990
             the Guaranteed Notes

                                                     FILED HEREWITH (--),
                                                     PREVIOUSLY FILED (*)         PAGE NUMBER
EXHIBIT                                               OR INCORPORATED BY         IN SEQUENTIAL
NUMBER                  DESCRIPTION                      REFERENCE TO           NUMBERING SYSTEM
- ------       ---------------------------------  ------------------------------  ----------------
 4(u)     -- Form of Medium-Term Note, Series   Exhibit 4(t) to Registration
             C (Fixed Rate)                       Statement No. 33-40990 filed
                                                  May 31, 1991
 4(v)     -- Form of Medium-Term Note, Series   Exhibit 4(u) to Registration
             C (Floating Rate)                    Statement No. 33-40990 filed
                                                  May 31, 1991
 4(w)     -- Form of Medium-Term Note, Series   Exhibit 4(v) to Registration
             D (Fixed Rate)                       Statement No. 33-49062 filed
                                                  June 30, 1992
 4(x)     -- Form of Medium-Term Note, Series   Exhibit 4(w) to Registration
             D (Floating Rate)                    Statement No. 33-49062 filed
                                                  June 30, 1992
 4(y)     -- Form of Medium-Term Note, Series   --
             E (Fixed Rate)
 4(z)     -- Form of Medium-Term Note, Series   --
             E (Floating Rate)
 4(aa)    -- Form of Medium-Term Note, Series   --
             E (Currency Indexed)
 5        -- Opinion and consent of Karen M.    --
             Muller, Esq.
 8        -- Opinion and consent of Simpson     --
             Thacher & Bartlett regarding
             certain tax matters
12        -- Computation of ratio of earnings   Exhibit 12 to Holdings' Annual
             to fixed charges                     Report on Form 10-K for the
                                                  year ended December 31, 1993
                                                  and to Holdings' Quarterly
                                                  Report on Form 10-Q for the
                                                  eight months ended August
                                                  31, 1994
23(a)     -- Consent of Karen M. Muller, Esq.   --
             (included in Exhibit 5)
23(b)     -- Consent of Ernst & Young LLP,      --
             Independent Auditors
23(c)     -- Consent of Simpson Thacher &       --
             Bartlett (included in Exhibit 8)
24        -- Power of Attorney                  Included on Page II-4 of this
                                                  Registration Statement
26(a)     -- Form T-1 Statement of Eligibility  Exhibit   to Registration
             and Qualification under Trust        Statement No. 33-53651 filed
             Indenture Act of 1939 of             May 16, 1994
             Citibank, N.A. (separately bound)
26(b)     -- Form T-1 Statement of Eligibility  Exhibit 26(b) to Registration
             and Qualification under the Trust    Statement No. 33-40990 filed
             Indenture Act of 1939 of Chemical    May 31, 1991
             Bank (separately bound)